As filed with the Securities and Exchange Commission on ______, 2011

REGISTRATION NO. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

(PRE-EFFECTIVE AMENDMENT NO. 1)

UNDER THE SECURITIES ACT OF 1933

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	5110	94-3008888
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2280 Lincoln Avenue, Suite 200

San Jose California 95125

888-747-6233

(Address and telephone number of principal executive offices and principal place of business)

Scott Lantz

2280 Lincoln Avenue, Suite 200

San Jose California 95125

888-747-6233

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b(2) of the Exchange Act. (Check one).

Large accelerated filer  ☐

Accelerated filer    ☐

Non-accelerated filer    ☐ (1)

Smaller reporting company    ☒

(1)  Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, par value $0.001	3,063,100	$3.40	$10,414,540	$1,194
Shares of common stock, par value $0.001 to be issued upon the exercise of outstanding warrants to purchase common stock	3,005,600	$3.40	$10,219,040	$1,171

(1)   All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) using the average of the bid and asked price as reported on the OTCQB on December 15, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _______________

SUGARMADE, INC.

6,068,700 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 6,068,700 shares of our common stock by the selling stockholders identified under the section entitled “Selling Stockholders” in this prospectus. The shares of common stock offered by this prospectus consist of (i) 3,063,100 shares of our common stock and (ii) 3,005,600 shares of our common stock issuable upon exercise of outstanding warrants to purchase common stock.

 All of the shares of common stock offered by this prospectus are being sold by the selling stockholders identified in this prospectus in accordance with the methods and terms described in “Plan of Distribution”.  We will not receive any proceeds from the sales by the selling stockholders.  We may receive proceeds from any exercise of outstanding warrants. The selling shareholders and placement agent (and its designees) may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the selling shareholders or placement agent (or its designees) exercise the Warrants on a cashless basis, then we will not receive any proceeds.

Our common stock is quoted on the OTC Markets (OTCQB), under the symbol “SGMD.”

No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholder will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions. The selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” included within this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________.

TABLE OF CONTENTS

        Page

PROSPECTUS SUMMARY

1

RISK FACTORS

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

8

USE OF PROCEEDS

8

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

9

BUSINESS

10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF
OPERATIONS

18

MANAGEMENT

23

SELLING STOCKHOLDERS

26

PLAN OF DISTRIBUTION

29

EXECUTIVE COMPENSATION AND OTHER INFORMATION

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

36

DESCRIPTION OF CAPITAL STOCK

37

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

38

LEGAL MATTERS

39

INTEREST OF NAMED EXPERTS AND COUNSEL

39

WHERE YOU CAN FIND MORE INFORMATION

39

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to read carefully this prospectus before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

The following summary highlights material contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements that appear elsewhere in this prospectus.

Business Overview

Our Company, Sugarmade, Inc., a Delaware Corporation, operates through our subsidiary, Sugarmade, Inc., a California corporation (“Sugarmade-CA”).  We are a distributor of paper products that are derived from non-wood sources.  We are parties to an Exclusive License and Supply Agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”), a company located in the People’s Republic of China.  SCPC and their contract suppliers produce our products and is a holder of intellectual property rights and patents in the area of developing and manufacturing paper from non-wood sources.  Under the LSA, we hold the exclusive right to market, distribute and manufacture SCPC’s proprietary products in Europe, North, Central and South America, Australia and in other designated territories in the world.  We also obtained the rights (within the designated territories) to the Sugarmade brand name and trademarks.

Our principal executive offices are located at 2280 Lincoln Avenue, Suite 200, San Jose, California, 95125. Our telephone number is (888)-747-6233.  We maintain a corporate website at www.sugarmade.com.  Information found on our website is not part of this prospectus.

Shares included in this Prospectus

This prospectus is part of a registration statement of Sugarmade, Inc. filed with the Securities and Exchange Commission.  This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 6,068,700 shares.  The shares offered in this prospectus include:

•

2,185,600 shares of common stock sold between January 15, 2011 and June 3, 2011;

•

2,185,600 shares of common stock subject to the exercise of two-year warrants with an exercise price of $1.50 per share issued in connection with the same number of shares of our unregistered common stock sold between January 15, 2011 and June 3, 2011;

•

500,000 shares of common stock issued to two individuals in connection with consulting services performed for our Company and granted on November 22, 2010;

•

600,000 shares of common stock subject to the exercise of two-year warrants with an exercise price of $1.25 per share issued to three individuals in connection with consulting services performed for our Company and granted on April 27, 2011;

•

140,000 shares of common stock issued to three individuals in connection with consulting services performed for our company and granted on April 22, 2011.

•

237,500 shares of our common stock of three individuals who were the controlling shareholders of our Company prior to its purchase of Sugarmade-CA; and

•

200,000 shares of common stock subject to the exercise of three-year warrants with an exercise price of $1.25 per share issued to three individuals on May 9, 2011 as consideration for the cancellation of 8,500,000 shares of our common stock previously held by them.

•

20,000 shares of common stock subject to the exercise of two-year warrants with an exercise price of $1.50 per share issued to one individual on May 27, 2011 as consideration for consulting services performed for our company.

The shares and shares underlying the outstanding warrants being registered were issued to the selling stockholders in connection with a private placement transaction that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and/or Rule 506 of Regulation D under the Securities Act.  We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. We would receive proceeds from the exercise of the warrants and issuance of the underlying shares of our common stock totaling $4,308,400 upon their exercise of all warrants for cash payment, however there can be no assurance that the holders of the warrants will exercise their option to purchase the shares, whether some of the warrants may be exercised (as allowed) employing a cashless exercise option or what quantity of shares they will purchase in connection with the outstanding warrants.

Recent Transactions

Reference is made to the disclosure set forth under Company History of this Registration Statement, which disclosure is incorporated by reference into this section.  In addition, Sugarmade-CA has sold the following securities in transactions that were not registered with the SEC or a state securities commission:

•

From April 11, 2011 to April 22, 2011, Sugarmade-CA issued 252,070 shares of Sugarmade-CA common stock upon the conversion by existing Sugarmade-CA note holders of notes payable with a principal balance outstanding totaling $693,900.

•

On April 27, 2011, Sugarmade-CA issued a total of 3,284,229 shares of common stock of Sugarmade-CA to its Chief Executive Officer and a member of its Board of Directors in exchange for nominal cash consideration.

•

On April 27, 2011, Sugarmade-CA issued options to purchase up to 920,000 shares of common stock of Sugarmade-CA to ten individuals with terms ranging from five to ten years and exercise prices per share of $1.25.

•

On April 27, 2011, Sugarmade-CA issued warrants to purchase up to 600,000 shares of common stock of Sugarmade-CA to three individuals with terms of two years at an exercise price of $1.25 per share.

•

From January 15, 2011 to May 6, 2011, Sugarmade-CA issued units including a total of 1,730,400 shares and two-year warrants to purchase up to 1,730,400 shares of common stock in exchange for net cash proceeds totaling $2,083,000 (gross proceeds of $2,163,000, less estimated related costs totaling $80,000).

•

From May 9, 2011 to June 3, 2011, we issued units including a total of 455,200 shares and two-year warrants to purchase up to 455,200 shares of common stock in exchange for net cash proceeds totaling $569,000.

A more detailed description of these and other recent transactions is also set forth within this Prospectus under the section entitled “Company History”.

The Offering

Shares of our common stock offered for re-sale by the selling stockholders pursuant to this prospectus	6,068,700 shares(1)

Percent of our outstanding common stock represented by the shares being offered for re-sale by the selling stockholders as of December 15, 2011	59.2% (3)

Common stock to be outstanding after the offering	13,261,600 shares (2)

Proceeds to the Company	Net proceeds from the exercise of the warrants to purchase shares of our common stock covered by this prospectus (should all the warrants be exercised for cash payment) would total $4,308,400.

The total dollar value of the shares of our common stock being registered for resale	$ 20,633,580 (4)

Stock Symbol	SGMD

(1)	Shares from the sale of 3,063,100 restricted shares of common stock and warrants to purchase up to 3,005,600 restricted shares of common stock.
(2)

Assumes exercise of all the warrants for shares of our common stock subject to this offering.  Unless the context indicates otherwise, all share and per-share information in this prospectus is based on 10,256,000 shares of our common stock outstanding as of December 15, 2011 and assumes no exercise of options or warrants or other rights to acquire our common stock outstanding as of that date.

(3)	Determined by dividing the number of shares of common stock offered for re-sale by the number of shares outstanding as of December 15, 2011 (10,256,000).
(4)	Determined by multiplying the number of shares of common stock being registered by the market price for such shares of common stock on December 15, 2011 (closing price of $3.40 per share).

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included herein before making an investment decision.  If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.  You should also read the section entitled "Special Notes Regarding Forward-Looking Statements" below for a discussion of what types of statements are forward-looking statements as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We have a very limited operating history. Prior to the Sugarmade Acquisition, our Company was a “shell” company with no or nominal operations. Sugarmade-CA recently completed its funding and the related acquisition with our Company. Sugarmade-CA was formed in 2009 to market paper products manufactured from tree-free materials. Sugarmade-CA does not currently have significant operating revenues and has a very limited operating history. Because Sugarmade-CA has a limited operating history, we do not have any historical financial data upon which to base planned operations.

The segments of the paper industry in which we operate are highly competitive and increased competition could affect our sales and profitability. We compete in different markets within the paper industry on the basis of the uniqueness of our products, the quality of our products, customer service, price and distribution. All of our markets are highly competitive. Our competitors vary in size and many have greater financial and marketing resources than we do. While we believe that our products offer unique advantages because of their tree-free composition, if we cannot maintain quality and pricing that are comparable to traditional products we may not be able to develop, or may lose, market share. In some of our markets, the industry’s capacity to make products exceeds current demand levels. Competitive conditions in some of our segments may cause us to incur lower net selling prices, reduced gross margins and net earnings.

Our tree-free products could encounter low consumer acceptance in our primary target markets, including our initial target market of North America.  Our product is relatively new to consumers and does not have a significant sales history in many of our target markets.  Should our tree-free products not be accepted by consumers in these markets, particularly in the markets of our initial focus in North America, we could experience sales and operating results substantially less than we expect to achieve.  Such results could jeopardize our Company’s financial well-being and subject an investor to the loss of all or a portion of his investment in our Company.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell. Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. Our products are comparably priced with paper products comprised of 30% recycled materials. Both our products and paper products comprised of 30% recycled materials are typically higher in cost than paper products made from virgin pulp wood. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the paper industry may adversely affect our financial performance. Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

Any interruption in delivery from our only supplier will impair our ability to distribute our products and generate revenues. We are dependent on a sole contractor—SCPC—and their third party suppliers for the production of our products. We have no manufacturing facilities and we rely on SCPC and their third party suppliers to provide us with an adequate and reliable supply of products on a timely basis. Any interruption in the distribution from SCPC and their suppliers could affect our ability to distribute our products. Additionally, SCPC and their suppliers are located in the Peoples Republic of China (“PRC”). Any legislation or consumer preferences in the United States or other countries requiring products which are made in the United States or such other countries may have a material adverse impact on our sales and results of operations.

Uncertainties with respect to the PRC legal system could limit the legal protections available for us to pursue any claim against SCPC, and therefore our ability to protect our contract rights. We rely on SCPC and their third party suppliers for our supply of products. SCPC and these third parties operate entirely within the PRC. The PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us in the event that we needed to bring a claim against SCPC. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Any litigation we may try to bring in the PRC may be protracted and result in substantial costs and diversion of resources and management attention.

If we fail to maintain satisfactory relationships with our larger customers, our business may be harmed. We do not have and are unlikely to enter into long-term fixed quantity supply agreements with our customers. Due to competition or other factors, we could lose future business from our customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

The costs of complying with environmental regulations may increase substantially and adversely affect our consolidated financial condition, liquidity or results of operations. SCPC’s third party suppliers are subject to various environmental laws and regulations that govern discharges into the environment and the handling and disposal of hazardous substances and wastes. Environmental laws impose liabilities and clean-up responsibilities for releases of hazardous substances into the environment. However, many PRC laws and regulations are uncertain in their scope, and the implementation of such laws and regulations in different localities could have significant differences. In certain instances, local implementation rules and/or the actual implementation are not necessarily consistent with the regulations at the national level. We cannot assure you that the relevant PRC government authorities will not determine that SCPC’s suppliers have failed to comply with certain laws or regulations. SCPC’s suppliers will likely continue to incur substantial capital and operating expenses in order to comply with current laws. Any future changes in these laws or their interpretation by government agencies or the courts may significantly increase SCPC’s suppliers’ capital expenditures and operating expenses and decrease the amount of funds available for investment in other areas of their operations. In addition, SCPC’s suppliers may be required to eliminate or mitigate any adverse effects on the environment caused by the release of hazardous materials, whether or not SCPC’s suppliers had knowledge of or were responsible for such release. SCPC’s suppliers may also incur liabilities for personal injury and property damages as a result of discharges into the environment. If costs or liabilities related to environmental compliance increase significantly for SCPC’s suppliers, such costs could be passed along to us in the form of higher prices paid for SCPC supplied materials. Our consolidated financial condition, liquidity or results of operations may be adversely affected in the event that we were forced to absorb such costs.

If SCPC or its contractors were to suffer a catastrophic loss, unforeseen or recurring operational problems at any of its facilities, we could suffer significant product shortages, sales declines and/or cost increases. The paper making and converting facilities of our third party suppliers as well as their distribution warehouses could suffer catastrophic loss due to fire, flood, terrorism, mechanical failure or other natural or human caused events. If any of these facilities were to experience a catastrophic loss, it could disrupt our supply of products for sale, delay or reduce shipments and reduce our revenues. These expenses and losses may not be adequately covered by property or business interruption insurance. Even if covered by insurance, our inability to deliver our products to customers, even on a short-term basis, may cause us to lose market share on a more permanent basis.

We may become involved in claims concerning intellectual property rights, and we could suffer significant litigation or related expenses in defending our or SCPC’s intellectual property rights or defending claims that we infringed the rights of others. We consider our licensed intellectual property to be a material asset. We may lose market share and suffer a decline in our revenue and net earnings if we cannot successfully defend one or more trademarks or patents we have secured or licensed. We do not believe that any of our products infringe the valid intellectual property rights of third parties. However, we may be unaware of intellectual property rights of others that may cover some of our products or services. In that event, we may be subject to significant future claims for damages. Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert our management and key personnel from our business operations. Claims of intellectual property infringement might also require us to enter into licensing agreements which would reduce our operating margins, or in some cases, we may not be able to obtain license agreements on terms acceptable to us.

FINANCIAL RISKS

Our current business plan requires that the Company raise additional equity in early 2012. We do not currently have sufficient revenues to cover our operating expenses and have never been profitable. We cannot be certain that our Company will ever generate sufficient revenues and gross margin to achieve profitability in the future.  Our business plan requires that the Company needs to raise additional equity in early 2012.  However, there are no arrangements in place for any such financing at this time.  We cannot provide any assurances as to whether we will be able to secure any necessary financing, or the terms of any such financing transaction if one were to occur.  Our failure to raise additional capital would seriously harm our business and operating results.  If we fail to raise additional capital in early 2012, our business will be materially and adversely affected and an investor could suffer the loss of a significant portion or all of his investment in our Company.

If we cannot establish profitable operations, we will need to raise additional capital to continue our operations, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment. We incurred a net loss for the three months ended September 30, 2011 of nearly of $800,000 and had negative cash flows from operations in excess of $650,000. For the year ended June 30, 2011, we incurred a net loss in excess of $3.3 million and had negative cash flows from operations in excess of $900,000. Achieving and sustaining profitability will require us to increase our revenues and manage our product, operating and administrative expenses. We cannot guarantee that we will be successful in achieving profitability. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations. We do not have any arrangements in place for additional funds. If needed, those funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving profitability and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease our operations, which could result in the loss of all of your investment in our stock.

We are dependent upon SCPC and our borrowing arrangement with them in order to fund our working capital and liquidity requirements.  We have signed an agreement with SCPC to provide our Company favorable payment terms for sales made by our Company of their provided paper products.  Our plans going forward are dependent upon SCPC’s providing such financing upon the terms we have agreed to and there are currently no other alternate financing plans in place.  Should there be an interruption in either SCPC’s willingness or ability to provide such financing per the terms of the agreement, we could face a severe liquidity shortfall that could cause our Company’s operations to fail and which could consequently result in the loss of an investor’s investment with our Company.

Our financial statements have been prepared assuming that the Company will continue as a going concern. We have generated losses to date and have limited working capital. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report included herein. If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Fluctuations in exchange rates could adversely affect our cost of goods sold and consequently our profit margins. The price we pay for product from SCPC will be directly affected by the foreign exchange rate between U.S. dollars and the Chinese Renminbi ("RMB") and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our product purchases will be from SCPC in China, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the prices that we effectively pay for product. Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People's Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all.

As we transition from a Company with insignificant revenues to what we hope will be a Company generating substantial revenues, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Our net operating loss (“NOL”) carry-forward is limited. We have recorded a valuation allowance amounting to our entire net deferred tax asset balance due to our lack of a history of earnings, possible statutory limitations on the use of tax loss carry-forwards generated in the past and the future expiration of our NOL. This gives rise to uncertainty as to whether the net deferred tax asset is realizable. Internal Revenue Code Section 382, and similar California rules, place a limitation on the amount of taxable income that can be offset by carry-forwards after a change in control (generally greater than a 50% change in ownership). As a result of these provisions, it is likely that given our acquisition of Sugarmade-CA, future utilization of the NOL will be severely limited. Our inability to use our Company’s historical NOL, or the full amount of the NOL, would limit our ability to offset any future tax liabilities with its NOL.

CORPORATE AND OTHER RISKS

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, any of our existing outside principal stockholders together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change-of-control. Our certificate of incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team. Each of those individuals may voluntarily terminate his employment with the Company at any time. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

CAPITAL MARKET RISKS

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on OTC Markets, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC stocks and certain major brokerage firms restrict their brokers from recommending OTC stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company. The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares. As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance. Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the American Stock Exchange or another trading venue, our common stock will continue to trade on OTC Markets or another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors. Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, or, in the case of forward-looking statements in documents incorporated by reference, as of the date of the date of the filing of the document that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except with respect to our obligation to provide amendments for material changes to the Prospectus during the duration of the offer and sale of our common stock by the selling stockholders, we do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the caption "Risk Factors," above, and elsewhere in this prospectus which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

USE OF PROCEEDS

This prospectus covers 6,068,700 shares of our common stock, which may be sold from time to time by the selling stockholders.  Should the holders of the warrants exercise all of their warrants to purchase shares of our common stock for a cash payment, the cash proceeds to be received by the Company would total $4,308,400, although there can be no assurance that the warrant holders will exercise all or any of their warrants or that (as allowed) they will not choose to exercise their warrants on a cashless basis. Currently, since we do not forecast the need for significant acquisitions of property and equipment in order to advance our Company’s viability and since we have no outstanding debt above vendor accounts payable and small balances of other current liabilities and since we do not know if or when warrant holders would exercise their warrants through cash payment, we have no planned uses for any cash proceeds that would be received upon the exercise of outstanding warrants.  Therefore, such proceeds (should they be received) would likely be maintained by the Company in the form of cash and short-term investments until such time as a better opportunity should arise to put such funds to better use.

DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus in accordance with the methods and terms described in “Plan of Distribution.”

Our Company is a fully reporting public company (a public company that is fully subject to the Securities and Exchange Commission’s reporting requirements). On June 24, 2011, we changed the legal name of our Company to Sugarmade, Inc. and effective July 15, 2011 our common stock began trading under the symbol “SGMD” on the OTCQB Markets.  The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.    The market is extremely limited for our stock and any prices quoted may not be a reliable indication of the value of our common stock.  The following table sets forth the high and low bid prices per share of our common stock by both the OTC Bulletin Board and OTCQB for the periods indicated. These prices reflect prices paid for our common stock prior to the Sugarmade Acquisition.  Prior to July 15, 2011, our common stock traded under the symbol “DVOP.”

For the year ended June 30, 2012	High	Low
Second Quarter (through December 15, 2011)	$5.00	$2.00
First Quarter	9.00	2.25

For the year ended June 30, 2011	High	Low
Fourth Quarter	$13.50	$4.00
Third Quarter	5.00	1.50
Second Quarter	5.50	0.10
First Quarter	0.40	0.25

For the year ended June 30, 2010	High	Low
Fourth Quarter	$0.60	$0.25
Third Quarter	0.20	0.15
Second Quarter	5.00	0.12
First Quarter	0.95	0.01

For the year ended June 30, 2009	High	Low
Fourth Quarter	$0.15	$0.01
Third Quarter	0.51	0.15
Second Quarter	0.55	0.25
First Quarter	0.84	0.10

The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

Holders

As of December 15, 2011, we estimate that there were approximately 900 stockholders of record of our common stock.

Dividends

We have never declared or paid a cash dividend.  Any future decisions regarding dividends will be made by our Board of Directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders.  Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Equity Compensation Plans

On May 5, 2011, our Board of Directors adopted the Diversified Opportunities, Inc. 2011 Stock Option/Stock Issuance Plan (the “Plan”).    On May 20th, the plan was approved by a vote of the majority of our shareholders. The Plan is intended to promote the interests of our Company by “providing eligible person with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.”  The Plan is divided into two separate equity programs: 1) a stock option grant program; and 2) a stock issuance program.  The maximum number of shares available to be issued under the Plan is currently 1,500,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future.

The Plan is administered by our Company’s Board of Directors.  Persons eligible to participate in the Plan are: 1) employees; 2) non-employee members of our Company’s Board of Directors; and 3) consultants and other independent advisors who provide services to our Company or its subsidiary Sugarmade – CA.  All grants under the Plan are intended to comply with the requirements under Internal Revenue Code Section 409A and activities under the Plan will be administered accordingly.  Options granted under the Plan are evidenced by agreement between the recipient and our Company, subject to the following general provisions: 1) the exercise price shall not be less than 100% of the fair market value per share of our Company’s common stock on the date of grant (110% in the case of 10% or greater shareholders); and 2) the term of stock options shall be limited to a maximum of ten years.  A complete description of the Plan is included as an exhibit to this Current Report.

BUSINESS

We are a distributor of paper products that are derived from non-wood sources.  We are parties to an Exclusive License and Supply Agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”), a company located in the People’s Republic of China.  SCPC is a contract manufacturer and a holder of intellectual property rights and patents in the area of developing and manufacturing paper from non-wood sources.  Under the LSA, we hold the exclusive right to market, distribute and manufacture SCPC’s proprietary products in Europe, North, Central and South America, Australia and in other designated territories in the world.  We also obtained the rights (within the designated territories) to the Sugarmade™ brand name and trademarks.

We believe that our Company has a unique advantage in the market to provide paper products derived from earth-friendly sources to much of the world’s population.  SCPC’s use of agricultural residuals, namely bagasse (derived from sugar cane) and bamboo, as opposed to wood products, significantly reduces its manufacturing carbon footprint, energy consumption, and attendant water pollution during the manufacture of its products.  This allows us to offer our unique, exclusive, tree-free paper products at price-parity equal to or less than current recycled fiber products already on the market.  Our products are unique and we believe offer an ideal solution for those consumers (both corporate and individual) seeking to meet their sustainability mandates or personal environmentally conscious goals, at a price that is equal to or less than current recycled products.

Pulp and paper manufacturing processes have not changed significantly for decades.  Most equipment and processes used today are still based primarily on tree-based inputs and require massive amounts of resources including water, energy and caustic chemicals.  Globally, pulp for paper and related uses is expected to continue to consume an increasing share of all wood production, from forty percent (40%) in 1998 to an estimated nearly sixty percent (60%) over the next fifty years. During that same time span, easily accessible and inexpensive sources of wood will continue disappearing.  Because of the rapid consumption of virgin forests in places as far apart as Canada and Southeast Asia, forest restoration has not been able to keep pace with the demand for wood products.1

Loss of forests is not the only concern.  Deforestation has released an estimated 120 billion tons of carbon dioxide (CO2 - the major global warming gas) into the atmosphere. The pulp and paper industry is the third-largest industrial polluter in both Canada and the United States, releasing an estimated 220 million pounds of toxic pollution into the air, ground and water each year.2  In the United States, paper-producing companies are the third-largest energy consumer.3  Our Company offers an alternative to this situation through our ability to provide the developed world paper products without utilizing the deforestation, pollution and resource waste of current paper producing methods.

All our products are manufactured from 100% tree-free agricultural waste residues such as bagasse and bamboo.  Both sugar cane and bamboo can be harvested in 7-10 months.4  This contrasts with trees that take a minimum of seven years before being ready for pulping and paper production. By utilizing bagasse and bamboo fibers for paper making, we can produce one ton of finished paper product for every one ton of raw material as contrasted to wood fiber which requires nearly four tons of raw material to produce one ton of finished products.5  Our process greatly reduces the carbon footprint and environmental damages from paper production.

History

Our Company was originally incorporated on June 5, 1986 in California as Lab, Inc. and later the same month, on June 24, 1986, changed its name to Software Professionals, Inc. On April 20, 1994, following the filing of a registration statement on Form S-1, our Company began quoting its stock on the NASDAQ National Market under the symbol “SFTW”.  During this time our Company was in the software solutions business, developing, marketing, and supporting software products designed to automate the management of computer systems for commercial concerns.  On May 21, 1996, our Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation changing its name to Enlighten Software Solutions, Inc.  On October 23, 1998, our Company's common stock began trading on the NASDAQ Small Cap Market.

During August 2001, our Company filed a Form 15 for the purpose of deregistering its securities.  On September 13, 2001, our Company filed a voluntary petition under Chapter 7, in the U.S. Bankruptcy Court, Northern District of California.  On November 2, 2004, the Trustee filed its Report of Distribution and on January 4, 2005 a final decree was entered and the case was closed.  On or near July 10, 2007, we filed the requisite documents with the State of California for the purpose of reinstating our corporate charter.  In October 2007, Corporate Services International Profit Sharing Plan (“CSIPSP”) agreed to contribute $30,000 as paid-in capital to our Company, the entire amount of which was contributed in January 2008.  In consideration for the capital contribution, in October 2007 our Company issued to CSIPSP 225,000,000 shares of its common stock (pre-split, 9,000,000 post-split) representing approximately 97.83% of its common stock outstanding on that date.  On July 30, 2007, our Company through a series of transactions effectively reincorporated in the state of Delaware, while retaining the capital structure and number of shares outstanding of the previous California corporation.  On January 14, 2008, our Company officially changed its name to Diversified Opportunities, Inc.  On February 11, 2008, our Company enacted a reverse split of its common stock on a 1:25 basis and concurrently increased its authorized capital stock to 310,000,000 shares comprised of 300,000,000 shares of common stock, $.001 par value and 10,000,000 shares of blank check preferred stock, $.001 par value.

Effective May 30, 2008, pursuant to the terms of a Stock Purchase Agreement dated May 16, 2008 (the “Purchase Agreement”) by and between QRSciences Holdings Limited (“QRSciences”), an Australian corporation (“QRSciences”) and CSIPSP, QRSciences purchased all of CSIPSP’s 9,000,000 shares of DVOP common stock (“Common Stock”) in exchange for the payment of $650,000 by QRSciences to CSIPSP. The 9,000,000 shares of DVOP common stock constituted 97.83% of the 9,199,192 shares of Company common stock outstanding at that time.  This purchase of CSIPSP’s shares by QRSciences resulted in a change of control. On April 13, 2010, QRSciences completed the sale of the 9,000,000 shares of our Company’s common stock which they owned to CT Partners, a California general partnership.

From the legal incorporation of Sugarmade-CA in March 2009 through October 2009, activities were primarily limited to exploring strategic alternatives and related negotiations in connection with what was to become its future operating business. On October 26, 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.) acquired all of the outstanding common stock of Sugarmade, Inc. (“SMI”), a California corporation incorporated to import, sell and distribute sustainable and environmentally friendly non-tree-based paper products. SMI primarily sold its 100% tree free copy paper, as well as other 100% tree free paper products such as plates, bowls, napkins and toilet tissue.  SMI did not have a long history having been founded in May 2009, nor did it have significant sales of its products and was therefore in search of a sales outlet for its products when acquired by Sugarmade-CA.

Sugarmade-CA acquired all of the outstanding common stock of SMI in exchange for: 1) cash totaling $340,000; 2) a note payable totaling $60,000 (subsequently forgiven in February 2011); and 3) 10% of the then outstanding common stock of our Company or 72,973 shares (with a nominal value at the date of acquisition of $.001 per share).  Additionally, we are required to pay up to two additional earn-out payments of $200,000 to the seller of SMI: 1) if net income equals or exceeds $10 million in 2011; and/or 2) if net income exceeds $11 million in 2012.

In addition to minimal amounts of saleable inventory, SMI also had an exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”) located in the People’s Republic of China.  SCPC is a contract manufacturer and a holder of intellectual property in the area of paper from non-wood sources.  Under the LSA (as subsequently amended), we obtained the exclusive right (as defined) to market, distribute and manufacture SCPC’s proprietary products in Europe, North and South America and in other designated territories in the world.  We also obtained the rights to the Sugarmade brand name and trademarks and other provisions of the agreement with SCPC also inure to the benefit of our Company.  On February 17, 2011, SCPC forgave all amounts including accrued interest outstanding under the note payable due to them totaling $62,800.  We accounted for the forgiveness as a capital contribution.

On April 23, 2011, we entered into an exchange agreement (the “Exchange Agreement”) with Sugarmade-CA. Under the terms of the Exchange Agreement, we acquired all of the outstanding stock of Sugarmade-CA (the "Exchange").  On May 9, 2011, our Company completed the Exchange.  Our Company then changed its name from “Diversified Opportunities, Inc.” to “Sugarmade, Inc.” on June 24, 2011. Our Company operates under Sugarmade-CA, which is a wholly owned subsidiary of the Company (references in this filing to the Company include the operations of Sugarmade-CA).

Under the terms of the Exchange Agreement, Sugarmade-CA’s shareholders exchanged all of their shares of stock on a one-for-one basis for an aggregate of 8,864,108 shares of our common stock.  In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, our previous three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for the Company’s payment of $210,000, the issuance of 200,000 warrants to purchase our common stock at $1.25 per share, and certain registration rights.

The Industry and the Overall Market

Currently, the U.S. paper industry is estimated to be a $230 billion industry. The U.S. alone is estimated to consume over 110 million tons of paper products each year 6. Our area of focus includes (but SCPC’s manufacturing capabilities are not limited to):

•

Printing and writing paper (27% of total production);

•

Containerboard or corrugated boxes (29% of total production); and

•

Tissue (8% of total production).

Within each of these sectors, there are varying amounts of recycled materials that can be used in production. Tissue has an industry average of 45% recycled fibers. Containerboard averages 24% recycled fibers.  Printing and writing paper uses a scant 6% recycled fibers.7  We see a significant market opportunity to leverage our capabilities to eliminate tree materials included in these products.

The advent of the Internet and email would at first sight seem to argue for decreased paper consumption.  Many (including industry experts) forecasted that these technologies would lead to substantial reductions in the level of paper consumption.  The reality has been the opposite.  Paper sales have increased roughly four percent annually since the onset of the Internet age.8  Worldwide, paper constitutes approximately 42% of the wood harvested in the world.9  The U.S. alone consumes nearly 30% of the world’s paper products.  The average American consumes over 700 pounds of paper per year, including the paper products that are the focus of our market strategy. 10

Paper is manufactured from three primary sources: 1) tree-based (i.e. virgin) materials; 2) recycled content (varying compositions of virgin and recycled) materials; and 3) tree-free materials. Tree-based paper is made from trees harvested from the forest, converted into pulp and bleached. Recycled (to varying percentages of composition) paper is a combination of virgin materials combined with previously used paper that undergoes an additional de-inking and bleaching process before further pulping process.

Tree-free paper (our Company’s product offering) is made from fibrous materials that contain high levels of cellulose. The sources of tree-free products are agricultural byproducts, also called residuals.   As a byproduct, residuals do not require dedicated farmland.  Aside from preserving forest and farmland, residuals also greatly reduce environmental impact because of the reduction of water required in paper production, the decreased energy required to break down the cellulose in tree-based materials and a reduction of air pollution from the use of previously burned byproducts. Unlike competing manufacturers, our paper products are elemental chlorine free, meaning that we use chlorine dioxide instead of elemental chlorine gas in our manufacturing process.  Elemental chlorine gas produces dioxin (a known carcinogen) as a by-product. 11

Agricultural residual paper is produced from the waste by-products from a crop that has been harvested. While there are numerous crops that can be used for this, the ideal crops are bagasse (sugar cane), corn and wheat. The quality of these agricultural residual papers differs depending on the amount of cellulose that is present in the plant material. Depending on the strength of the fibers of the residual, a secondary material may have to be added to increase the strength of the final paper product. In some manufacturing processes, virgin or recycled pulp will be added to strengthen the paper. With our paper products, we combine bamboo with the bagasse pulp to give the strength necessary to produce the highest quality paper. The percentages of bamboo vary depending on products being produced (e.g. copy paper is 80% bagasse and 20% bamboo).

The paper industry is the fourth largest contributor to greenhouse gas emissions among U.S. manufacturing industries and contributes 9% of the manufacturing sector's carbon emissions.12 The following table gives a comparison of the environmental impacts of each category of paper production. The table gives data for the production of one ton of copy paper and the environmental impact each category has on our environment.

Table : Environmental Impacts

Per 1 Ton Finished Goods	Wood Use (Tons)	Net Energy (million BTUs)	Greenhouse Gasses (lbs. CO2 equivalent)	Wastewater (gallons)	Solid Waste (lbs.)
**Sugarmade™	-	10	1,957	3,953	72
*Virgin Pulp	4	32	6,023	22,219	1,922
*30% Recycled	3	29	5,235	18,665	1,697
*100% Recycled	-	22	3,396	10,372	1,171

*Data from EDF Paper Calculator13 **Internal Sugarmade Statistics

We believe that trends in government, corporate and consumer awareness of the environmental impacts of paper production will increase demand for alternative paper supplies which are more environmentally friendly.  Within the market for environmentally friendly paper, we believe that our tree-free products are unique in their low carbon footprint.  In addition, our relationship with SCPC gives us access to experience in manufacturing tree-free paper and the ability to reach commercial scale quickly.

Our Partner SCPC: License and Territory

SCPC is a 56 year-old trading company specializing in paper products and is among the largest bagasse and bamboo pulping companies in the world.  SCPC, through subcontractors, converts plant material from the waste residuals of sugar cane (bagasse) and bamboo to commercial grade tree-free fibers.  SCPC’s processes are proprietary and patented and previously virtually all of its paper products were marketed and consumed in the Asian markets.  SCPC has been selling tree-free paper products into the Asian markets for over fifty years.

Under the LSA, we are the exclusive distributor for all of SCPC’s tree-free and bagasse-based products in the Americas, Europe, Australia and New Zealand (the “Territories”).  As its exclusive licensee, SCPC has also assigned us their relevant production patents in the Territories. Our exclusive distribution and license agreement for the Territories has an initial term of 20 years with a renewable option at our discretion for an additional 20 years. Sugarmade has the right to request SCPC file for counterpart patent protection in Sugarmade’s territories and for copyright protection for the name “Sugarmade”, but we have not yet made such requests. We anticipate making such requests in the future.

SCPC, through its subcontractors, provides us with readily available commercial scale for the production of tree-free products. Moreover, because metric ton quantities of sugar cane and bamboo residual waste material are locally available (in China) to SCPC for tree-free pulp, we see little risk of product supply constraints.  We believe that our exclusive relationship with SCPC, together with SCPC's intellectual property rights and access to source materials and subcontractors provides us with a substantial barrier to entry for potential competitors.

While our Company is independent of SCPC, Clifton Leung the Chief Executive Officer and Chairman of SCPC is a member of our Board of Directors and shareholder of our Company.  We believe Mr. Leung’s involvement in our Company is invaluable both for his industry expertise and the attendant alignment of the interests of both SCPC and our Company.

Products

To date, we have focused our sales and marketing efforts on the printing, writing and copy paper market.  As of the date of this report, the Company has letter size – 8.5” x 11 printing, writing, and copy paper available for sale.

Over time, we plan to have a complete suite of tree-less paper products available for sale.  More specifically, our Company expects to have 32 separate SKU's (stock keeping units) of tree-free paper products in order to take advantage of all the products being produced by SCPC’s subcontractors  in commercially scalable quantities.  These 32 SKU's are expected to break down into four (4) product categories:

1

Printing, Writing, and Copy Paper (4 SKU’s)

a.

Letter size – 8.5” x 11”

b.

Legal size – 8.5” x 14”

2

Industrial/Commercial Packaging (2 SKU’s)

a.

Corrugated box

b.

Industrial paper

3

Tissue (Bath/Kitchen) (7 SKU’s)

a.

Paper towels – multi-fold and roll

b.

Toilet paper – regular roll and jumbo (janitorial) roll

c.

Napkins – beverage, lunch, dinner

4

Tableware/Foodservice items (Plates, Cups, etc.) (18 SKU’s)

a.

Plates – 10.25”, 10”, 9” and 8.75” rounds with or without compartments

b.

Bowls – 24 oz., 20 oz., 16 oz., 12 oz. with lids

c.

Away from home – 9”, 6” clamshells with or without compartments

d.

Trays – assorted sizes and shapes based on requirements

Production and Logistics

SCPC’s main subcontracting facilities for manufacturing are located in the city of Jiangmen, in the province of Guangdong in the Peoples’ Republic of China.  These operations include pulping (from locally available bagasse and bamboo) and conversion (from pulp to finished product).  Based on discussions with SCPC management, we believe that SCPC tree-free paper production, through current subcontractors is currently operating at roughly 28% capacity. Further, Sugarmade and SCPC are evaluating other pulping and conversion facilities to augment or replace the current subcontractors.

After transport from the factory to the nearby port of Yan Tian, product is shipped to a warehouse located in Oakland, CA or shipped directly to the customer.  We have contracted for a warehousing facility that we use as a staging area for shipments throughout the U.S. as well as storage for inventory sold regionally. The third party warehouse can hold up to 2,000 shipping containers or 1.44 million cases of copy paper.

Between June 30, 2009 and June 30, 2011, the Company has purchased, sold or otherwise used approximately 49.85 metric tons of tree-free paper.  For the three months ended September 30, 2011, the company purchased an additional 50.1 metric tons of tree-free paper.

Target Markets

Our initial target markets are office supply retailers, corporate entities and government agencies.  We are currently in advanced discussions with retailers and distribution channels that service the corporate market as well as a number of large government agencies.  A number of these potential distribution channels and customers are testing our products.  We believe that our products' unique focus on sustainability and carbon footprint reduction has a significant appeal to these customers.

Product Pricing

The heightened environmental consciousness among society’s leaders and the general public (often referred to as the “Green Movement”) has spurred product marketers, distributors and wholesalers to seek better green alternatives to provide to their commercial, corporate, and retail clients.  We believe that this movement creates a unique and timely opportunity to gain market share as the sole commercial provider of 100% tree-free paper products.

While paper products made from tree-free sources are typically more costly than traditional virgin tree sources, we have made and intend to continue to make significant strides to narrow this cost gap.  Our goal is to provide the paper needs of a rapidly increasing share of the market through competitive pricing, uncompromising quality and the ability to produce our product to specific customer specifications.

Our products are priced competitively with products from recycled sources.  We believe this is a compelling price point, since ‘green’ products are often priced at a significant premium compared to the ‘non-green’ offerings.

Corporate Social Responsibility

Corporate Social Responsibility ("CSR") is the practice of corporate self-regulation integrated into an organization’s business model.  CSR takes into account the impact of business decisions on the environment, society, consumers, employees, stakeholders and other members of public sphere. The Company proactively promotes the public’s interest by encouraging community growth and development, and voluntarily eliminating practices that harm the public sphere.  Through the deliberate inclusion of public interest into corporate decision-making, and honoring the triple bottom line, People, Planet, and Profitability, we hope to better our communities for generations to come.

Intellectual Property

In conjunction with SCPC, we rely on a combination of trademark, patent laws, trade secrecy laws and contractual provisions to protect ours and SCPC’s intellectual property rights.  There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets or similar proprietary rights.  In addition, there can be no assurance that other parties will not assert infringement claims against us, or that we may have to pursue litigation against other parties to assert our rights.  Any such claim or litigation could be costly and we may lack the resources required to defend against such claims.  In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, and profitably exploit our products.

Competition

We face competition from traditional paper manufacturers as well as other manufacturers that claim to produce environmentally friendly products.  Paper is a mature industry with a number of manufacturers with significant capital resources, distribution channels and entrenched customer accounts.  We compete against traditional paper manufacturers primarily based on our environmental benefits.  As discussed above, our products compete well in terms of reduced environmental impact.  Our products are generally more expensive than paper manufactured from virgin wood.  Some customers will pay a premium for "green" or environmentally friendly paper, provided that the price is a reasonable premium, and the products are of comparable quality.  We also believe that we provide comparable quality as compared to virgin wood products in our product applications.  Currently, we are priced competitively with recycled paper products.  If there were a significant reduction in the cost of virgin wood based products, or if our costs of products were to rise significantly, it would reduce our ability to compete.

There are a number of manufacturers deploying different techniques to develop environmentally sensitive paper products.  Based on feedback from customers and potential customers of environmentally sensitive paper products, we classify these manufacturers into the following four distinct categories:

1.

Companies focused on very limited niche markets with limited distribution potential or limited access to commercial supply quantities.  In general, companies in this group find their products are too expensive for massive consumer scaled tree-free commodity products (e.g. Living Tree Paper Company, TreeFrog, Environmental Pulp and Paper Company Limited).

2.

Companies that in addition to employing bagasse or bamboo in their products, also include wood fillers, post-consumer waste and wood pulp or fiber whose products are not truly tree-free (e.g. Canefields, Terradigm, New Leaf Paper Company and Quena Paper Company).

3.

Companies producing a tree-free paper product employing wheat, corn, bananas or kenaf fiber.  These materials have not proven to yield a commercially successful product for scalable quantities (e.g. Echo Paper Store, Natures Paper Company, Banana Paper Company, and Vision Paper Company).

4.

Companies employing tree-free competitive products that are unable to meet standard quality requirements (e.g. “jam-free" copy paper) (e.g. ShangiHongtuo, Ltd.).

We believe the products we acquire from SCPC are the only commercially scalable tree-free paper products able to meet U.S. customer product quality specifications (moisture content, multi-sheet feeding, etc.).In addition, we believe that our competitors lack economical access to the hundreds of thousands of metric tons of bagasse and bamboo available to SCPC.  Through SCPC, we can supply commercial quantities of our products.

Regulation

SCPC is subject to extensive regulation by various Chinese national and local agencies concerning compliance with environmental control statutes and regulations.  The major environmental regulations applicable to SCPC include:

•

The Environmental Protection Law of the PRC

•

The Law of PRC on the Prevention and Control of Water Pollution

•

Implementation Rules of the Law of PRC on the Prevention and Control of Water Pollution

•

The Law of PRC on the Prevention and Control of Air Pollution

•

Implementation Rules of the Law of PRC on the Prevention and Control of Air Pollution

•

The Law of PRC on the Prevention and Control of Solid Waste Pollution

•

The Law of PRC on the Prevention and Control of Noise Pollution

SCPC is also subject to periodic inspections by local environmental protection authorities.  SCPC has received certifications from the relevant PRC government agencies in charge of environmental protection indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations.  To our knowledge, SCPC is not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

These regulations impose limitations (including but not limited to effluent and emission limitations) on the discharge of materials into the environment as well as require SCPC to obtain and operate in compliance with conditions of permits and other governmental authorizations.  Future regulations could materially increase SCPC’s capital requirements and certain of their operating expenses in future years. Such increases in SCPC’s required outlays to comply with such regulation could result in higher costs being passed to our Company and could have a negative effect on the competitiveness of our product offerings.

Our Employees

We have approximately eleven full-time employees as of December 15, 2011.  None of our employees are subject to collective bargaining agreements.

Backlog

We do not have any material order backlog as of the date of this Current Report.

Seasonality

We do not expect that our business will experience significant seasonality.

DESCRIPTION OF PROPERTY

Our corporate offices are located at 2280 Lincoln Avenue, San Jose, California 95125, where we lease approximately 1,560 square feet of office space. This lease is for a term of 38 months and commenced in February 2011. The current monthly rental payment including utilities and operating expenses for the facility is approximately $3,700. We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief.  The amount of the ultimate liability, if any, from such claims cannot be determined.  However, there are no legal claims currently pending or threatened against us that in the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed herein and any other periodic reports filed and to be filed with the Securities and Exchange Commission.

Overview and Financial Condition

Discussions with respect to our Company’s operations included herein refer to our operating subsidiary, Sugarmade-CA.  Our Company purchased Sugarmade-CA on May 9, 2011.  We have no operations other than those of Sugarmade-CA.  Information with respect to our Company’s nominal operations prior to the Sugarmade Acquisition is not included herein.

Results of Operations for the years ended June 30, 2011 and 2010.

Revenues

Our Company had insignificant revenues totaling $37,629 and $15,799 for the years ended June 30, 2011 and 2010, respectively, an increase of $21,830 of 138% from June 30, 2010 to June 30, 2011.  Our Company had its first sale in January 2010.  Our activities to date have been primarily centered on establishing relationships with our supplier and potential customers, recruiting an executive management team and instituting systems to control and grow our future operations.  Going forward, we plan to heavily market our tree-free paper products and educate potential customers concerning their quality, suitability and environmental advantages over traditional tree-based paper products.  While we are optimistic about the prospects for our Company, since this is a relatively new product offering with significantly different characteristics compared with existing paper products on the market (and we have not recognized significant revenues to date), there can be no assurance about whether or when our products will generate sufficient revenues with adequate margins in order for our Company to be profitable.

Cost of goods sold

Cost of goods sold totaled $59,083 and $10,839 for the years ended June 30, 2011 and 2010, respectively.  Included in costs of goods sold were materials and freight costs totaling $26,449 and $10,839 in fiscal 2011 and 2010, respectively, as well as a charge for inventory obsolescence totaling $32,634 for the year ended June 30, 2011.

Gross margin

Gross margin was a negative $21,454 in for the year ended June 30, 2011 and a positive $4,960 for the year ended June 30, 2010.  We had a positive gross margin from sales before our provision for inventory obsolescence in both fiscal years.  During the quarter ended March 31, 2011, we recognized a provision for inventory obsolescence due to the repackaging design on all future products and our estimate at the time that remaining stock on hand was not saleable.  The gross margin percentage realized to date is not indicative of anticipated future results due to the lack of product sales volume to date.

Selling, general and administrative expenses

Selling, general and administrative expenses totaled $3,072,306 and $405,138for the years ended June 30, 2011 and 2010, respectively.  Included in these expenses were payroll and related expenses of $1,148,252 and $129,035 during the years ended June 30, 2011 and 2010, respectively.  Consulting expenses totaled $1,545,912 and $110,547 during the years ended June 30, 2011 and 2010, respectively, while legal and auditing expenses totaled $141,056 and $106,126 during the years ended June 30, 2011 and 2010, respectively.  Warehousing and storage costs totaled $16,552 and $17,582 during the years ended June 30, 2011 and 2010, respectively.  Travel expenses were $38,986 and $8,508 during the years ended June 30, 2011 and 2010, respectively.  Advertising and promotion totaled $23,975 and $9,305 during the years ended June 30, 2011 and 2010, respectively.

Amortization of license and supply agreement

We recognized amortization of our license and supply agreement with SCPC totaling $18,402 and $12,269 during the years ended June 30, 2011 and 2010, respectively.  The amortization represented the recognition of the cost of the SCPC agreement over its initial twenty year term on a straight line basis.

Interest expense and interest income

Interest expense totaled $93,584 and $60,349 during the years ended June 30, 2011 and 2010, respectively.  Interest expense was primarily the result of amounts accrued and paid in cash under notes payable outstanding through April 2011.  Interest income totaled $20,275 and $7,108 during the years ended June 30, 2011 and 2010, respectively and was derived almost exclusively from a note receivable due from a stockholder of our Company.  Prior to the Sugarmade Acquisition an aggregate of $693,900 in principal under outstanding promissory notes was converted to equity while principal outstanding totaling $162,000 was repaid in cash.  We expect going forward that interest expense will be insignificant.

Net loss

Net loss totaled $3,345,373 and $465,688 during the years ended June 30, 2011 and 2010, respectively.   Noncash amounts included in net loss in both years were $2,286,103 and $5,266, respectively.

Results of Operations for the three month ended September 30, 2011 and 2010

Revenues

Our Company had revenues totaling $26,546 and $24,783 for the three months ended September 30, 2011 and 2010, respectively, an increase of $1,763 or 7.1% from 2010 to 2011.  Revenues for the first fiscal quarter of 2012 reflected liquidation sales of inventory previously written off by the company in prior periods.  Our activities to date have been primarily centered on establishing relationships with our supplier and potential customers, recruiting an executive management team and sales staff and instituting systems to control and grow our future operations.  Going forward, we plan to market our tree-free paper products and educate potential customers concerning their quality, suitability and environmental advantages over traditional tree-based paper products.  While we are optimistic about the prospects for our Company, since this is a relatively new product offering with significantly different characteristics compared with existing paper products on the market (and we have not recognized significant revenues to date), there can be no assurance about whether or when our products will generate sufficient revenues with adequate margins in order for our Company to be profitable.

Cost of goods sold

The Company recorded no cost of goods sold for the three months ended September 30, 2011 compared to $42,251 for the three months ended September 30, 2010 (including a provision for inventory obsolescence of $17,643).  The company did not record cost of sales for the first fiscal quarter of 2012 as the cost of inventory liquidated during the quarter was previously written off in the prior year.   During fiscal 2011, the Company changed the product packaging of its copy and printing paper, rendering the then existing inventory as obsolete and resulting in the write-off of the remaining inventory as of March 31, 2011.  During the quarter ended September 30, 2011 the Company sold its remaining inventory as a one-time sale to a retailer specializing in the liquidation of excess inventory.

Gross margin

Gross margin was $26,546 for the three months ended September 30, 2011 and negative $17,468 for the three months ended September 30, 2010.  We do not believe that our gross margin percentage realized to date is indicative of anticipated future results due to the lack of product sales volume to date and the fact that our sales came from previously written off inventory.

Selling, general and administrative expenses

Selling, general and administrative expenses totaled $813,463 and $61,820 for the three months ended September 30, 2011 and 2010, respectively.  Included in these expenses for the first fiscal quarter of 2012 were $360,600 of non-cash related charges for stock compensation and consulting expenses.  Payroll and related expenses including noncash items totaled $289,702 and $34,133 during the three months ended September 30, 2011 and 2010, respectively.  Consulting expenses totaled $386,288 and $12,850 during the three months ended September 30, 2011 and 2010, respectively, while legal and auditing expenses totaled $43,728 and $1,998 during the three months ended September 30, 2011 and 2010, respectively.  Travel expenses were $27,135 and $780 during the three months ended September 30, 2011 and 2010, respectively.  The substantial increase in virtually all expenses for first fiscal quarter of 2012 as compared to the first fiscal quarter of 2011 resulted primarily from the Company’s added infrastructure and the resulting increase in the area of sales related activities.

Amortization of license and supply agreement

We recognized amortization of our license and supply agreement with SCPC totaling $4,600 during each of the three months ended September 30, 2011 and 2010.  The amortization represented the recognition of the cost of the SCPC agreement over its initial twenty year term on a straight line basis.

Interest expense and interest income

The Company did not incur interest expense during the three months ended September 30, 2011 as compared to $26,844 for the three months ended September 30, 2010.  All notes were paid off from the proceeds of an equity offering in fiscal 2011. Interest expense in fiscal 2011 was primarily the result of amounts accrued and paid in cash under notes payable outstanding through April 2011.  Interest income totaled $692 and $5,711 during the three months ended September 30, 2011 and 2010, respectively, with interest income in the first quarter fiscal 2011 derived almost exclusively from a note receivable due from a stockholder of our Company.

Net loss

Net loss totaled $790,825 for the three months ended September 30, 2011 and $105,021 for the three months ended September 30, 2010.  As mentioned previously, noncash amounts included in net loss for the first fiscal quarter of 2012 totaled $360,600, while the remainder of the loss was generated as the company primarily focused its activities on establishing relationships with our supplier and potential customers, recruiting an executive management team and sales staff and instituting systems to control and grow our future operations.

Liquidity and Capital Resources

We have primarily financed our operations to date through the sale of unregistered equity, warrants and convertible notes payable.  As of September 30, 2011, our Company had cash totaling $942,173, current assets totaling $1,172,098 and total assets of $1,513,866 (including $332,786 in net intangible assets related to the license and supply agreement with SCPC).  We had total liabilities of $176,194 (all current) and working capital of $995,904.  Stockholders’ equity totaled $1,337,672 as of September 30, 2011.

Net cash used by operating activities was $659,460 for the three months ended September 30, 2011, an increase of $618,317 from $41,143 for the three months ended September 30, 2010.  The increase of net cash used by operating activities was related to increased activities incurred in ramping up our business operations over the previous year.

There were $5,131 of net cash flows used for investing activities for three months ended September 30, 2011.  The outflows for investment activities during the three months ended September 30, 2010 related to advances to a shareholder and former officer under a note receivable totaling $169,000 (the balance of which along with related accrued interest was written off in April 2011).

During April 2011, we converted notes payable with a principal balance of $693,000 into 504,140 shares of our common stock and repaid the balance of the principal outstanding totaling $162,000 in cash.  Through June 2011, we raised cash totaling $2,732,000 in connection with the sale of 2,185,600 shares of our common stock and warrants to purchase up to an additional 2,185,600 shares of our common stock.

As part of our licensing agreement with SCPC, we are able to finance the purchase of most of our Company’s products for resale from them on an interest-free basis.  Qualifying orders placed with SCPC are not required to be paid for by our Company until up to thirty days after we receive payment from our customers.  This credit facility is expected to allow us to grow our business quickly without the capital constraints posed by the need for financing our working capital requirements.  Material terms of our credit facility with SCPC include: 1) a term expiring on December 31, 2030; 2) an initial ceiling to borrowings under the agreement of $2 million increasing to an eventual maximum of $20 million based on criteria tied to our sales and operating performance; 3) terms allowing payment to SCPC for product within 30 days of the Company’s receipt of payment from its customer.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses.  Other than the operating credit facility with SCPC we do not have any credit agreement or source of liquidity immediately available to us.

As of the December 15, 2011, we had a cash balance of approximately $560,000, not including $108,000 advanced as a refundable deposit for inventory that is expected to be reimbursed from our credit line with SCPC within two weeks from the date of this report.  The Company does not believe that these funds are adequate to meet its ongoing cash requirements for the next twelve months. It is currently putting together a plan to raise additional equity in the first half of 2012. However, there are no arrangements in place for any such financing at this time.  We cannot provide any assurances as to whether we will be able to secure any necessary financing, or the terms of any such financing transaction if one were to occur.  Should we be unable to secure such financing, the results could potentially threaten our plans for future growth or in more severe scenarios, the continued operations of our Company.  This description of our future plans for financing does not constitute an offer to sell or the solicitation of an offer to buy our securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Capital Expenditures

Our current plans do not call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment as we add employees to our Company.  SCPC’s contractors produce our products that we market and our warehousing facilities are contracted for with third parties (and therefore do not require us to make capital purchases in this area).

Critical Accounting Policies Involving Management Estimates and Assumptions

Use of estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs.  In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.  Cash received in connection with the sales of our products prior to their being recognized as revenue is recorded as deferred revenue. During fiscal 2011, the Company changed the product packaging of its copy and printing paper, rendering the then existing inventory as obsolete and resulting in the write-off of the remaining inventory as of March 31, 2011.  During the quarter ended September 30, 2011 the Company sold its remaining inventory as a one-time sale to a retailer specializing in the liquidation of excess inventory.  As a result for the three months ended September 30, 2011, the Company recognized revenue with no corresponding cost of goods sold.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market.  We value inventories using the weighted average costing method.  We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value or our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.  We had no valuation reserves against inventory of at September 30, 2011 and $15,321 at June 30, 2011 (for the entire remaining balance of inventory at June 30, 2011).

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Our management currently believes there is no impairment of our long-lived assets. There can be no assurance, however, that market conditions will not change or demand for our products under development will continue. Either of these could result in future impairment of long-lived assets.

Stock based compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We will estimate the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.  We will use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.

Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Recent accounting pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 1 to the Sugarmade financial statements included herein.

MANAGEMENT

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one sole director, Kevin Russeth, who was elected to serve until his successor is duly elected and qualified or until the next annual meeting of our stockholders. Mr. Russeth resigned from our Board of Directors on June 14, 2011.  Scott Lantz was appointed to our Board of Directors effective on the date of the Exchange Agreement. Clifton Kuok Wai Leung, Sandy Salzberg, C. James Jensen and Ed Roffman were appointed to our Board of Directors on June 14, 2011. In addition, effective on the date of the Exchange Agreement Mr. Russeth resigned each of his officer positions with our company and we appointed Mr. Lantz our Chief Executive Officer and Chief Financial Officer.

The names of our current officers and directors, as well as certain information about them, are set forth below:

Name

Age

Position

Scott Lantz

36

Chief Executive Officer, Chief Financial Officer, Chairman and Director

Clifton Kuok Wai Leung

31

Director

Sandy Salzberg

51

Director

C. James Jensen

70

Director

Ed Roffman

61

Director

Scott Lantz.  Mr. Lantz was appointed as our Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors and a Director of our Company on May 9, 2011.  Mr. Lantz has served has the Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors and a Director  of our subsidiary since December 2009 and was a co-founder of our subsidiary in 2009.  From November 2002 to February 2009, Mr. Lantz was employed by The Margarita King, a privately held consumer packaged goods company, during which time he served as its Chief Operating Officer and its Vice President of Sales.

Clifton Kuok Wai Leung. Mr. Leung was appointed to our Board of Directors on June 14, 2011. Mr. Leung has served as a member of the Board of Directors of our subsidiary since October 2009, and is also the Chief Executive Officer and 100% owner of SCPC since early 2006.

Sandy Salzberg. Mr. Salzberg was appointed to our Board of Directors on June 14, 2011.   Mr. Salzberg has served as a member of the Board of Directors of our subsidiary since August 2010.   Since April 2003, Mr. Salzberg is the President of Shasta Inc.  Prior to that, from May 1988 to June 1991 Mr. Salzberg served as Area Vice President with PepsiCo’s Frito-Lay Snack division.  From March 1986 to April 2001, Mr. Salzberg was a Regional Vice President at the Frito-Lay Snack Division of PepsiCo.  Mr. Salzberg has a Bachelor’s Degree in Marketing from the University of Washington.

C. James Jensen. Mr. Jensen was appointed to our Board of Directors on June 14, 2011.   Mr. Jensen was appointed to the Board of Directors of our subsidiary in April 2011.   Mr. Jensen is the co-founder and managing partner of Mara Gateway Associates, L.P, a privately owned real estate investment company since 1983.  Additionally, Mr. Jensen is the co-managing partner of Stronghurst, LLC, an advisory and financial services firm since March 2006.  Mr. Jensen has previously served as the Chairman and Chief Executive Officer of Thousand Trails, Inc., an industry leader of private campground resorts from 1981 to 1987;

Ed Roffman. Mr. Roffman was appointed to our Board of Directors on June 14, 2011.   Mr. Roffman was appointed to the Board of Directors of our subsidiary April 2011.   Mr. Roffman has been the Chief Financial Officer for Public Media Works, Inc. since October 2010.  Mr. Roffman has also been an independent business consultant since April 2006.  Mr. Roffman currently serves on the board and is chairman of the audit committee of Westinghouse Solar (formerly Akeena Solar), a designer and distributor of solar modules. During the past five years Mr. Roffman has also served on the Boards and audit committees of Silverstar Holdings and Adex Media.

In evaluating director nominees, our Company considers the following factors:

•

The appropriate size of the Board;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees;

•

Experience with accounting rules and practices; and

•

The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience.  Other than the foregoing, there are no stated minimum criteria for director nominees.

Specific talents and qualifications that we considered for the members of our Company’s Board of Directors are as follows:

•

Mr. Lantz, in addition to his role as a director and Chairman of the Board, is our Company’s Chief Executive Officer.  We feel that the senior member of our management team is the appropriate person to lead our Board of Directors.

•

Mr. Leung, in addition to his role as a director, is SCPC’s Chief Executive Officer.  The combination of the desirability of a close working relationship between our Company and SCPC as well as the significant equity ownership of Mr. Leung, makes his membership on our Board of Directors highly desirable to our Company.

•

Mr. Salzberg has deep experience in consumer products marketing.  With 28 years at senior level positions in Fortune 100 consumer packaged goods companies, Mr. Salzberg has had experience in both domestic and international markets and within multiple segments of retail and wholesale product marketing channels.  During his tenure as the president of Shasta Beverages, Inc. and earlier while serving as the Regional Vice President with PepsiCo's Frito-Lay Snack division, he has been a key contributor in increasing sales and achieving high growth rates at both organizations.  We believe Mr. Salzberg's strong record of sales growth achievement are a significant asset and complement to Mr. Lantz's sales talents and will significantly benefit our Company's Board of Directors.

•

Mr. Jensen’s broad experience in executive senior management and investment management within public companies will provide additional guidance in areas such as strategic planning, sales and marketing, revenue growth and distribution. The board and company will also gain valuable insight from Mr. Jensen in the areas of national and international sales and distribution models.

•

Mr. Roffman’s extensive financial and accounting experience and his training as a certified public accountant bring a valuable asset to our Board.  Mr. Roffman's experience on public company boards has provided extensive audit committee experience as well as additional insight into the practices of other Boards and their committees.  He has also been designated to head the audit committee and serve as the financial expert for our Company’s Board of Directors.

There are no family relationships among any of our officers or directors.

Corporate Governance

Leadership Structure

Prior to the consummation of the Exchange Agreement we had only one director who also served as our Chief Executive Officer. Following the Exchange Agreement, Scott Lantz will act as our Chairman and Chief Executive Officer.  Our Board of Directors does not have a lead independent director. Our Board of Directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations.  In connection with the Exchange Agreement, we intend to establish a full Board of Directors, including a majority of independent directors.  We will re-evaluate our leadership structure once we have added additional members to our Board of Directors.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions. However, our Board plans to form an audit, compensation and nominating committee in the near future. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our Board of Directors.

Director Independence

The Board has determined that Messrs. Salzberg, Jensen and Roffman are independent as the term "independent" is defined by the rules of NASDAQ Rule 5605.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

SELLING STOCKHOLDERS

We are registering 6,068,700 shares of our common stock pursuant to this prospectus (3,063,100 shares of outstanding common stock and 3,005,600 shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock).  See also “PROSPECTUS SUMMARY—Recent Transactions,” above.  This prospectus is a part of that registration statement.

The following includes a summary of any transaction occurring since January 1, 2010, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

•

On April 27, 2011, we issued a total of 2,484,299 and 800,000 shares of common stock to Scott Lantz our Chief Executive Officer and Clifton Leung, a member of its Board of Directors, respectively, in exchange for nominal cash consideration.

•

On May 9, 2011 we completed the Cancellation Agreement with Kevin Russeth, Steven Davis and Jonathan Shultz.  At the time of the Cancellation Agreement, Mr. Russeth was our sole director and was our Chief Executive Officer and Chief Financial Officer.  In addition, each of Messrs. Russeth, Davis and Shultz were stockholders of our Company holding in excess of 10% of our outstanding common stock.  Under the terms of the Cancellation Agreement, Messrs. Russeth, Davis and Shultz cancelled 8,500,000 shares of our common stock held by them in exchange for Sugarmade-CA's agreement to consummate the transactions contemplated by the Exchange Agreement and 200,000 warrants to purchase shares of our common stock.  The warrants are three year warrants to purchase common stock at a price of $1.25 per share.  Also under the terms of the Cancellation Agreement, Messrs Russeth and Shultz agreed to redeem an aggregate of 262,500 shares of our outstanding common stock in exchange for cash payments aggregating to $210,000.

•

Effective, May 2011,  we entered into a twenty-five month consulting agreement with Mr. Joseph Abrams for him to provide assistance in a variety of areas including defining and communicating the Company message, identifying strategic growth areas, identifying potential merger or acquisition candidates, introductions to potential business development partners, introductions to potential capital partners and defining marketing and sales opportunities. In connection with this Agreement, the company issued Mr. Abrams 500,000 shares of common stock.  The Company has the right to terminate the Agreement after 90 days, with 30 days notice and repurchase a portion of the stock issued. The Company loses the right to repurchase 20,000 shares for each month that the contract is not terminated.

•

In 2010, Sugarmade-CA loaned money to Ethan Farid Jinian in exchange for a note payable secured by shares of stock in our Company.  At the time of the loan, Mr. Jinian was a former director and executive officer of Sugarmade-CA and was a 5% stockholder.  The loans bore interest at a rate of 14 percent per annum.  The largest amount outstanding under the loan was $163,000.  Mr. Jinian repaid the loan in its entirety through the tender to Sugarmade-CA of 59,962 shares of common stock for cancellation.

•

Effective January 1, 2011, we entered into the LSA with SCPC.  We are dependent on SCPC to supply us with paper products and our costs of goods sold, exclusive of freight and transportation costs and inventory obsolescence are generally comprised of payments to SCPC for our products.  Clifton Leung, a director and 10% stockholder in our Company is the Chief Executive Officer and 100% owner of SCPC.

•

On April 27, 2011, we issued two-year warrants to purchase up to 600,000 shares of our common stock with an exercise price of $1.25 per share to George Mainas, Kevin Kearney and Garrett Cecchini in exchange for consulting services performed on our behalf.

•

On November 22, 2010, we issued 500,000 shares of common stock to George Mainas and Garrett Cecchini in exchange for consulting services performed on our behalf.

The price at which we issued common stock and the exercise price of the accompanying warrants were negotiated with the purchasers and reflected our progress at the time of the issuance, our cash position and the amount of funds being invested.  Our progress and the relative strength of our cash position favorably impacted (i.e. increased the price per share and exercise price per share) while the size of the cash contributed tended to result in more favorable terms for the investor (i.e. lowered the price per share and exercise price per share).

The following table provides information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders.  In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, we have included all shares of common stock owned or beneficially owned by that selling stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and includes shares which can be acquired within 60 days through exercise or conversion of a security. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  Each selling stockholder's percentage of ownership in the following table is based on the 10,256,000 shares of our common stock outstanding as of December 15, 2011 and options and warrants expected to be exercisable as of (or within sixty days of) December 15, 2011 totaling 3,509,392.  In determining the percentage of shares beneficially owned, we have used the sum of these common stock amounts or 13,765,392 shares as the total common stock in order to determine the percentage of class beneficially owned on the table below.

Name (4) (5)	Beneficial Ownership Common Shares Before Offering Number of Shares	Beneficial Ownership Warrants to Purchase Common Shares Before Offering Number of Shares	Number of Shares Being Registered (1)	Number of Shares Underlying Warrants Being Registered (2)	Beneficial Ownership After Offering Shares (3)	Percentage
George Mainas	410,000	300,000	355,000	300,000	55,000	0.40%
Garrett Cecchini	347,000	287,000	292,000	287,000	30,000	0.30%
Joseph Amato	160,000	160,000	160,000	160,000	-	- %
Sandor Capital Master Fund, L.P.	160,000	160,000	160,000	160,000	-	- %
Ralph Katsman	160,000	160,000	160,000	160,000	-	- %
Kevin M Kearney	160,000	150,000	105,000	150,000	55,000	0.40%
C. James Jensen	200,000	100,000	100,000	100,000	100,000	0.73%
Steve Wilson	280,000	100,000	100,000	100,000	180,000	1.31%
Sanford Salzberg	100,000	100,000	100,000	100,000	-	- %
2030 Investors 401K Plan Ellison Morgan	100,000	100,000	100,000	100,000	-	- %
Mike Broadwell	100,000	100,000	100,000	100,000	-	- %
Steve Davis	125,000	50,000	125,000	50,000	-	- %
David Strausborger	80,000	80,000	80,000	80,000	-	- %
Equity Trust Company dba Sterling Trust Custodian fbo Mark Geist	80,000	80,000	80,000	80,000	-	- %
Ginger Faria	80,000	80,000	80,000	80,000	-	- %
Lovitt & Hannan, Inc., Salary Deferral Plan, FBO J. Thomas Hannan	80,000	80,000	80,000	80,000	-	- %
Marger Investments, LLC	80,000	80,000	80,000	80,000	-	- %
IROQUOIS Master Fund Ltd	80,000	80,000	80,000	80,000	-	- %
Kevin Russeth	50,000	100,000	50,000	100,000	-	- %
Dennis R. Pinto	64,000	64,000	64,000	64,000	-	- %
Pensco Trust FBO Daniel D Tompkins	60,000	60,000	60,000	60,000	-	- %
Jonathan Shultz	62,500	50,000	62,500	50,000	-	- %
Stephan P. Pinto	474,404	49,000	49,000	49,000	425,404	3.09%
Jennifer Urquhart	43,200	43,200	43,200	43,200	-	- %
Marc Jalbert	40,000	40,000	40,000	40,000	-	- %
Mark Shigihara	40,000	40,000	40,000	40,000	-	- %
Stanley Trilling Trust	40,000	40,000	40,000	40,000	-	- %
Alicia Pinto	32,000	32,000	32,000	32,000	-	- %
Jonathan Hayden	32,000	32,000	32,000	32,000	-	- %
Karim Merzian	34,000	69,665	28,000	28,000	47,665	0.35%
Ed Roffman	125,000		25,000		100,000	0.75%
Nelson P. Pinto	20,000	20,000	20,000	20,000	-	- %
Pax Beale Trustee and Sophie Taggart Trustee for Pax Beal and Sophie Taggart Trust	20,000	20,000	20,000	20,000	-	- %
Thomas A. Packer	20,000	20,000	20,000	20,000	-	- %
William Wilt	20,000	20,000	20,000	20,000	-	- %
David Bistirlic	20,000	20,000	20,000	20,000	-	- %
William Corbet	20,000	32,500	20,000	20,000	12,500	- %
Darren Edwards	15,200	15,200	15,200	15,200	-	- %
Dylan J. Quiros	9,200	12,533	9,200	9,200	3,333	.02%
Alexander Choulos	8,000	8,000	8,000	8,000	-	- %
Jay Endsley	8,000	8,000	8,000	8,000	-	- %
Jeff Salzwedal	-	20,000	-	20,000	-	- %

	3,939,504	3,063,098	3,063,100	3,005,600	933,902	6.78%

(1) Represents the number of shares held by the selling stockholders which we have agreed to include in this Registration Statement.
(2) Represents the number of shares underlying warrants held by the selling stockholders which we have agreed to include in this Registration Statement.

(3) Assumes all of the shares being offered under this prospectus will be sold by the selling stockholders.  However, we are unable to determine the exact number of shares that will actually be sold or when or if sales will occur.

(4) The natural person(s) or public company that has the ultimate voting or investment control over the shares held by the named selling stockholders is as follows:

Sandor Capital Master Fund, L.P. – John S. Lemak, Manager

2030 Investors 401K Plan Ellison Morgan – Ellison Morgan

Equity Trust Company dba Sterling Trust Custodian fbo Mark Geist -Mark Geist

Lovitt and Hannan, Inc. – J. Thomas Hannan

Marger Investments, LLC – Jerome Marger, Member

Iroquois Capital - Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF, they may be deemed to have voting control and investment discretion over securities held by each of the Iroquois Funds.

Pax Beal and Sophie Taggart Trust – Pax Beal

 (5) The totals for the following listed shares of common stock and warrants to purchase common stock include the following:

Karim Merzian – 1) Karim Merzian & Sylvie Merzian Trust – 8,000 shares and a warrant to purchase 8,000 shares; 2) Ameriprise Trust Company, FBO Karim Merzian – 20,000 shares and a warrant to purchase up to 20,000 shares;

Garrett Cecchini – Garrett and Sheri Cecchini – 37,000 shares and a warrant to purchase up to 37,000 shares;

To our knowledge, based on information obtained from the selling stockholders, none of the selling stockholders currently have short positions in our common stock, nor is any of the selling stockholders a registered broker-dealer or an affiliate of a broker-dealer.

Relationships with the Selling Stockholders

With the exception of C. James Jensen, Sanford Salzberg and Ed Roffman (current Board members), Kevin Russeth (former officer, director and 10% or greater shareholder), Jonathan Shultz (former 10% or greater shareholder), Steve Davis (former 10% or greater shareholder and legal counsel) and Stephen P. Pinto (former director), none of the selling stockholders has had any position, office or other material relationship with us within the past three years.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.  No other executive officers received total annual compensation in excess of $100,000.

Change in

Pension

Value and

Non-Qual.

Deferred

Stock

Option

Non-equity

Compens.

All Other

Salary

Bonus

Awards

Awards

Incentive

Earnings

 Comp.

Total

Position

Year(2)

($)

($)

($)

($)

Comp ($)

($)

($)(1)

($)

Scott Lantz (3)

2011

132,500

-

742,785

-

-

-

5,004

880,289

2010

70,300

-

-

-

-

-

391

70,691

President/Chief Executive Officer/Director since May 9, 2011.

Kevin Russeth

2011

-

-

-

-

-

-

-

-

2010

-

-

-

-

-

-

-

-

President/Chief Executive Officer/Director from May 2008 through June 14, 2011.

Ethan Farid Jinian (3)

 2011

-

-

-

-

-

-

-

2010

50,000

-

-

-

-

-

-

50,000

President/Chief Executive Officer/Director of Sugarmade-CA from October 1, 2009 through December 9, 2009.

(1)

All other compensation consists of health insurance reimbursed by our Company on behalf of the individual.

(2)

Fiscal year ended June 30th.

(3)

Includes compensation paid by our subsidiary Sugarmade-CA. Mr. Lantz is compensated at the rate of $216,000 per annum, paid semi-monthly.  The Company also provides health insurance for Mr. Lantz and his family. The compensation committee is currently negotiating an employment agreement with Mr. Lantz. While not completed, this agreement is expected to include among other things, a performance-based bonus plan, life insurance and severance.

Employment Agreements

We have no employment agreements in effect for named executive officers as of the date of this filing.  Mr. Lantz’s annual salary at the time of this filing is $216,000.  His compensation is determined by the Compensation Committee on a periodic basis.

Grants of Stock and Other Equity Awards

During the year ended June 30, 2011, we issued the following grants of shares of our common stock and options and warrants to purchase our common stock to the following named officers and executives.

In April 2011, we issued a total of 2,484,229 shares of common stock of Sugarmade-CA to its Chief Executive Officer in exchange for nominal cash proceeds totaling $2,484.  We recorded a noncash charge to operations totaling $742,785 in connection with the transaction, based on an estimated value of the shares issued of $0.30 per share, less the cash received in connection therewith.

In April 2011, the Company issued stock options for 920,000 shares as follows:

	Number of options	Exercise price	Vesting
Directors	325,000	$1.25	Immediate to monthly over 3 years
Non-executive officers	500,000	$1.25	25% immediately, remainder monthly over 3 years
Other employees/consultants	95,000	$1.25	Immediate to monthly over 3 years
Total	920,000

On May 27 2011, the company issued warrants for 189,000 shares to non-executive officers and other employees as follows:

	Number of Warrants	Exercise price	Vesting
Non-executive officers	100,000	$1.25	25% immediately, remainder monthly over 3 years
Other employees/consultants	89,000	$1.25	Monthly ranging from 3 months to 3 years.
Total	189,000

Option Exercises and Stock Vested

During the fiscal years ended June 30, 2011 and 2010, there were no option awards, option exercises or vesting of stock awards to our named executive officers.

Compensation of Directors

On April 27, 2011, the Board of Directors of Sugarmade-CA approved compensation for outside directors in the amount of 100,000 stock options vesting over 3 years at an exercise price of $1.25 per share.  Additionally, the Board of Directors of Sugarmade-CA also approved a stock grant of 100,000 shares of the Company’s common stock (subject to a 3 year repurchase option by the company) to a director for services rendered as the Head of the Audit committee and financial expert.  The Company also issued 100,000 shares of its common stock (subject to a 2 year repurchase option) to a director for sales and advisory services.  Our former Chairman of Sugarmade-CA. Board of Directors received compensation for his service as a director totaling $18,000 during the year ended June 30, 2010.  During the years ended June 30, 2011 and June 30, 2010, no other member of our Boards of Directors received any cash compensation for his services as a director.

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities by our non-employee directors for the fiscal year ended June 30, 2011. Other than as set forth below and the reimbursement of actual and ordinary out-of-pocket expenditures, we did not compensate any of our directors for their services as directors during the fiscal year ended June 30, 2011.

2011 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Clifton Leung (4)		240,000					240,000
Sandy Salzberg (2)			17,500				17,500
C. James Jensen (3) (5)		30,000	13,000				43,000
Ed Roffman (3) (6)		30,000	13,000				43,000

(1)

Options granted vest monthly over a three year period beginning on the date of the grant. Exercise price $1.25 per share.

(2)

Stock option awards for a total of 125,000 shares.

(3)

Stock option award for 100,000 shares.

(4)

Stock grant for 800,000 shares for past services rendered.

(5)

Stock grant for 100,000 shares for sales and distribution assistance subject to repurchase over 24 months.

(6)

Stock grant for 100,000 shares for being chairman of audit committee, subject to repurchase over 36 months.

Stock Option Plan

On April 27, 2011, the Company’s Board of Directors approved the adoption of the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”) and reserved 1,500,000 shares of common stock for issuance under the 2011 Plan.  The 2011 Plan provides for the issuance of both non-qualified stock options and incentive stock options (“ISOs”), and permitted grants to employees, non-employee directors and consultants of the Company.   Generally, stock option grants under this plan will vest over a period of three years and have a term not to exceed 10 years, although the Plan Administrator has the discretion to issue option grants with varying terms and vesting periods.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons, Promoters and Certain Control Persons

The following includes a summary of any transaction occurring since July 1, 2009, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of our average total assets at year end for the two most recently completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

•

On April 27, 2011, we entered into a sales and marketing consulting agreement with Mr. C. James Jensen, a member of our Board of Directors. As part of this agreement, the Company issued to Mr. Jensen 100,000 shares of its common stock (subject to a 2 year repurchase option).

•

On April 27, 2011, we issued 100,000 shares of common stock to Mr. Ed Roffman, a member of our Board of Directors, for services rendered as the Head of the Audit committee and financial expert. The shares issued are subject to a 3 year repurchase option by the company.

•

On April 27, 2011, we issued a total of 2,484,299 and 800,000 shares of common stock to Scott Lantz our Chief Executive Officer and Clifton Leung, a member of its Board of Directors, respectively, in exchange for nominal cash consideration.

•

On May 9, 2011 we completed the Cancellation Agreement with Kevin Russeth, Steven Davis and Jonathan Shultz.  At the time of the Cancellation Agreement, Mr. Russeth was our sole director and was our Chief Executive Officer and Chief Financial Officer.  In addition, each of Messrs. Russeth, Davis and Shultz were stockholders of our Company holding in excess of 10% of our outstanding common stock.  Under the terms of the Cancellation Agreement, Messrs. Russeth, Davis and Shultz cancelled 8,500,000 shares of our common stock held by them in exchange for Sugarmade-CA's agreement to consummate the transactions contemplated by the Exchange Agreement and 200,000 warrants to purchase shares of our common stock.  The warrants are three year warrants to purchase common stock at a price of $1.25 per share.  Also under the terms of the Cancellation Agreement, Messrs. Russeth and Shultz agreed to redeem an aggregate of 262,500 shares of our outstanding common stock in exchange for cash payments aggregating to $210,000.

•

In 2010, Sugarmade-CA loaned money to Ethan Farid Jinian in exchange for a note payable secured by shares of stock in our Company.  At the time of the loan, Mr. Jinian was a former director and executive officer of Sugarmade-CA and was a 5% stockholder.  The loans bore interest at a rate of 14 percent per annum.  The largest amount outstanding under the loan was $163,000.  On April 30, 2011, with the Mr. Jinian unable to repay the balance of the note and with his concurrence, we foreclosed on all principal and accrued interest owed to our Company, taking back the shares of our common stock we held as security for all borrowings.  The cancellation of the borrower’s stock held as security for his borrowings resulted in a reduction of the note receivable balance and stockholders’ equity totaling $35,977.  The remaining balance of borrowings outstanding and the related accrued interest due to our Company were fully reserved, resulting in a charge of $159,902 recorded in the quarter ended June 30, 2011.

•

Through April 13, 2010, QRSciences advanced to our Company funds for operating expenses and working capital requirements (along with accrued interest) totaling $131,654, all of which was extinguished as of that date. Amounts advanced to our Company by QRSciences were pursuant to a loan agreement (as subsequently amended on November 25, 2008). The agreement provided that the Company may borrow up to $500,000 from QRSciences, provided the purposes of the requested funds were approved by QRSciences. Amounts borrowed by the Company under the agreement accrued interest at 8% and were due and payable on the future date so agreed by the parties.

•

In December 2010, Sugarmade-CA received short term loans from various shareholders totaling $50,000 at zero percent interest and reflected in the Company’s December 31, 2010 Balance Sheet as Loans Due to Shareholders.  These loans were subsequently paid back in January 2011.

•

On November 22, 2010, Sugarmade-CA entered into an agreement with George Mainas and Garrett Cecchini for consulting services performed on its behalf in exchange for 500,000 shares of common stock which were issued on May 9, 2011.

•

From January to May 2010, Sugarmade-CA paid $18,000 in cash to its former Chairman of the Board for his services as a director.  During the years ended June 30, 2011 and June 30, 2010, no other member of our Boards of Directors received any cash compensation for his services as a director.

•

In April 2010, Sugarmade-CA received a loan in the amount of $16,300 interest free loan from Clifton Leung, a director and 10% stockholder of our company.  As of June 30, 2011, a balance of $5,800 remained due to Mr. Leung.

•

On October 28, 2009, Sugarmade-CA received a short-term loan in the amount of $15,000 from Stephen Pinto, a former director, chairman of the board and greater than 5% shareholder.  The loan was subsequently paid back in full on January 25, 2010.

•

On October 26, 2008, Sugarmade-CA issued a convertible note in the amount of $340,000 to Mr. Steve Pinto, a former director, chairman of the Board and greater than 5% shareholder, in exchange for cash loaned to the company.  On January 15, 2010, the company repaid $108,000 of this loan to Mr. Pinto and on June 26, 2010, the company repaid another $108,000 of this loan.  On April 22, 2011, the remaining balance of $124,000 was converted to 91,852 shares of the company’s common stock.  From October 26, 2002 to April 22, 2011, the company paid a total of $38,312 in interest payments to Mr. Pinto.

•

On October 26, 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.) acquired all of the outstanding common stock of Sugarmade, Inc. (“SMI”), a California corporation incorporated to import, sell and distribute sustainable and environmentally friendly non-tree-based paper products from SCPC. We paid cash totaling $340,000; 2) a note payable totaling $60,000; and 3) 10% of the then outstanding common stock of our Company or 72,973 shares (with a nominal value at the date of acquisition of $.001 per share).  Additionally, we are required to pay up to two additional earn-out payments of $200,000 to the seller of SMI: 1) if net income equals or exceeds $10 million in 2011; and/or 2) if net income exceeds $11 million in 2012. On February 17, 2011, SCPC forgave the note payable and accrued interest.

•

On October 26, 2009, Sugarmade-CA entered into an agreement with The Sugar Cane Paper Company (SCPC) for an exclusive license to sell SCPC’s products in North America. Effective January 1, 2011, Sugarmade-CA entered into an Exclusive License and Supply Agreement (LSA) with SCPC which expanded our rights.  We are dependent on SCPC to supply us with paper products and our costs of goods sold, exclusive of freight and transportation costs and inventory obsolescence are generally comprised of payments to SCPC for our products.  The LSA includes an initial line of credit of $2 million, with the potential to increase this line to $20 million. Sugarmade will be invoiced upon delivery, with payment due within thirty (30) days of receipt of payment from Sugarmade customer. The line of credit is interest free. Clifton Leung, a director and 10% stockholder in our Company is the Chief Executive Officer and 100% owner of SCPC.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Parent Companies, Promoters and Control Persons

The Company does not have a parent company.

In October 2007, Corporate Services International Profit Sharing Plan (“CSIPSP”) agreed to contribute $30,000 as paid-in capital to our Company, the entire amount of which was contributed in January 2008.  In consideration for the capital contribution, in October 2007 our Company issued to CSIPSP 225,000,000 shares of its common stock (pre-split, 9,000,000 post-split) representing approximately 97.83% of its common stock outstanding on that date.  On May 30, 2008, CSIPSP completed the sale of the 9,000,000 shares of our common stock which they owned to QRSciences, which resulted in a change of control of the company. On April 13, 2010, QRSciences completed the sale of the 9,000,000 shares of common stock which they owned to CT Partners, which resulted in a change of control of the company.  On January 28, 2010, the Company entered into a consulting agreement with CT Partners which provided for the payment of $10,000 per month for the provision of financial, public filing and operational services to the Company.  The Company did not make any payments to CT Partners under the consulting agreement and the consulting agreement was subsequently terminated with no further obligations to the Company on May 9, 2010 in connection with the Sugarmade-CA acquisition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 15, 2011, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock.  The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.  This table has been prepared based on the number of shares outstanding totaling 10,256,000, adjusted individually as shown below.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned (5)
Officers and Directors
Scott Lantz	2,859,229	27.9%
Clifton Kuok Wai Leung	1,000,000	9.8%
Sandy Salzberg (2)	250,000	2.4%
C. James Jensen (3)	325,000	3.1%
Ed Roffman (4)	150,000	1.5%
All directors and executive officers as a group (5 persons)	4,584,229	43.4%

5% Shareholders
Scott Lantz	2,859,229	27.9%
Clifton Kuok Wai Leung	1,000,000	9.8%

(1)

Unless otherwise noted, the address is c/o Sugarmade, Inc., 2280 Lincoln Avenue, Suite 200, San Jose CA 95125.

(2)

Mr. Salzberg’s beneficial ownership is calculated as 100,000 shares of common stock owned outright; vested warrants to purchase up to 100,000 shares of common stock and options to purchase up to 50,000 shares of common stock that will be vested prior to February 13, 2012.  Options and warrants vesting prior to February 13, 2012 totaling 150,000 were added to the denominator in the calculation of the percentage of class beneficially owned.

(3)

Mr. Jensen’s beneficial ownership is calculated as 100,000 shares of common stock owned outright; vested warrants to purchase up to 100,000 shares of common stock, 100,000 shares granted to him under a consulting agreement (subject to repurchase on a diminishing basis over two years) and options to purchase up to 25,000 shares of common stock that will be vested prior to February 13, 2012.  Options and warrants vesting prior to February 13, 2012 totaling 125,000 were added to the denominator in the calculation of the percentage of class beneficially owned.

(4)

Mr. Roffman’s beneficial ownership is calculated as 25,000 shares of common stock owned outright; 100,000 shares granted to him under a consulting agreement (subject to repurchase on a diminishing basis over three years) and options to purchase up to 25,000 shares of common stock that will be vested prior to February 13, 2012.  Options and warrants vesting prior to February 13, 2012 totaling 25,000 were added to the denominator in the calculation of the percentage of class beneficially owned.

(5)

Percentage of class beneficially owned is calculated by dividing the amount and nature of beneficial ownership by the total shares of common stock outstanding plus the shares subject to warrants and options to purchase up to 300,000 shares of common stock that will be vested prior to February 13, 2012.  Options and warrants vesting prior to February 13, 2012 totaling 300,000 were also added to the denominator in the calculation of the percentage of class beneficially owned.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock.  We are incorporated in the United States of America in the state of Delaware.

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, $.001 par value.  Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us and is not convertible into other securities.  No shares of common stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of our common stock are fully paid and non-assessable.  Subject to the rights of the holders of the preferred stock, the holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock, $.001 par value in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

No shares of preferred stock are currently outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Options and Warrants

As of June 30, 2011We have outstanding options and warrants to purchase up to 4,114,600 shares of common stock.  Included in this amount are two-year warrants to purchase up to 2,185,600 shares of our common stock issued in connection with sales of our common stock, as well as warrants to purchase 620,000 shares of common stock issued for consulting and advisory services, all  at an exercise price of $1.50.  The number of shares and exercise price are subject to adjustment in the case where the Company declares a stock dividend or split.  We also issued warrants to purchase up to 200,000 shares of our common stock to three selling shareholders of our Company in connection with our reverse merger.  These warrants have a three year life and are exercisable at $1.25 per share, subject to adjustment in the case where the Company declares a stock dividend or split.  Additionally, warrants to purchase 189,000 shares of common stock were issued to non-executive employees.

Through June 30, 2011, we have outstanding a total of 920,000 incentive and nonqualified stock options granted, all of which were issued during the last quarter of our fiscal year.  All of the options have terms of five to 10 years with expiration dates between April 27, 2016 and April 27, 2021.  The options vest at various schedules with the latest vesting over three years.

The number of shares of common stock subject to exercise and the exercise price of all options and warrants outstanding at June 30, 2011 was as follows:

Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
2,805,600	$1.45	2,805,600	4th Qtr, 2013
200,000	1.25	200,000	4th Qtr, 2014
30,000	1.25	30,000	4th Qtr, 2016
1,079,000	1.25	339,305	4th Qtr, 2021
4,114,600		3,374,905

Transfer Agent and Registrar

Our transfer agent and registrar is Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701.

DISCLOSURE OF COMMISSION POSITION
OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·

diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·

putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·

effecting an acquisition that might complicate or preclude the takeover.

The Delaware Corporations and Associations Act (“Delaware Corporate Law”), with certain exceptions, permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Delaware Corporate Law. The indemnification provided by Delaware Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by our corporate counsel.

EXPERTS

The consolidated financial statements of Sugarmade, Inc. as of June 30, 2011 and 2010 and for the year then included in this Preliminary Prospectus and in the Registration Statement have been so included in reliance on the reports of Anton & Chia, LLP, an independent registered public accounting firm.  The report on the financial statements contains an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis, and no expert or counsel will receive a direct or indirect interest in the Company or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-1, and amendments thereto, under the Securities Act relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement, as amended. This prospectus constitutes the prospectus of the Company, filed as part of the registration statement, as amended, and it does not contain all information in the registration statement, as amended, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference room of the SEC at 100 F. Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's website at http://www.sec.gov.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete.  You should refer to the copy of such contract or other document that we have filed as an exhibit to the registration statement, as amended, of which this prospectus is a part, for complete information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We furnish our stockholders with annual reports containing audited financial statements.

INDEX TO FINANCIAL STATEMENTS

Sugarmade, Inc. Annual Audited Financial Statements

Report of Independent Registered Public Accountants

Balance Sheets at June 30, 2011 and 2010

Statements of Operations for the years ended June 30, 2011 and 2010

Statements of Changes in Shareholders' Deficit for the years ended June 30, 2011 and 2010

Statements of Cash Flows for the years ended June 30, 2011 and 2010

Notes to Financial Statements

Sugarmade, Inc. Interim Unaudited Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2011 (unaudited) and June 30, 2011

Condensed Consolidated Statements of Operations (unaudited) for the three months ended September 30, 2011 and 2010

Condensed Consolidated Statements of Cash Flows (unaudited) for the three months ended September 30, 2011 and 2010

Notes to Financial Statements

To the Board of Directors and Shareholders:

Sugarmade, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have audited the accompanying consolidated balance sheets of Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries as of June 30, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders’ equity(deficit) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries, at June 30, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 1 to the consolidated financial statements, the Company has incurred net losses since inception and has an accumulated deficit at June 30, 2011.  These and other factors discussed therein raise a substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to those matters are also described in Note 1.  The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

September 28, 2011

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries
Consolidated Balance Sheets
June 30, 2011 and 2010

	2011	2010

Assets
Current assets:
Cash and cash equivalents	$1,606,764	$41,610
Accounts receivable	8,081	8,282
Inventory	-	54,623

Total current assets	1,614,845	104,515

License and supply agreement with Sugar Cane Paper Co., Ltd., net of
accumulated amortization of $30,671 (2010 - $12,269)	337,386	355,788
Note receivable and amounts due from stockholder	-	176,003
Other assets	3,994	-

	$1,956,225	$636,306

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable and accrued liabilities, including amounts due to related
parties of $7,668 ($20,241 in 2010)	$143,070	$98,313
Accrued interest, including amounts due to related parties of $4,551 in 2010	-	9,976
Notes payable due to shareholder	-	60,000
Accrued compensation and personnel related payables	45,258	7,245

Total current liabilities	188,328	175,534

Convertible notes payable	-	465,000
Convertible notes payable to related parties	-	252,900

Total liabilities	188,328	893,434

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock ($.001 par value, 10,000,000 shares authorized, none issued
and outstanding)	-	-
Common stock (no par value, 300,000,000 shares authorized, 10,256,000 shares
issued and outstanding at June 30, 2011 (1,576,214 at June 30, 2010))	10,256	1,576
Additional paid-in capital	5,944,872	215,154
Prepaid stock compensation	(368,000)	-
Accumulated deficit	(3,819,231)	(473,858)

Total stockholders' equity (deficit)	1,767,897	(257,128)

	$1,956,225	$636,306
The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries
Consolidated Statements of Operations
For the years ended June 30, 2011 and 2010

	2011	2010

Sales revenues	$37,629	$15,799

Cost of goods sold:
Materials and freight costs	26,449	10,839
Provision for inventory obsolescence	32,634	-

	59,083	10,839

Gross margin	(21,454)	4,960

Operating expenses:
Selling, general and administrative expenses	3,072,306	405,138
Amortization of license and supply agreement	18,402	12,269

Total operating expenses	3,090,708	417,407

Loss from operations	(3,112,162)	(412,447)

Nonoperating income (expense):
Interest expense:
Related parties	(13,910)	(37,353)
Other	(79,674)	(22,996)

	(93,584)	(60,349)

Loss on forgiveness of note receivable	(159,902)	-

Interest income:
Interest income from shareholder note receivable	19,876	7,003
Other	399	105

	(233,211)	(53,241)

Net loss	$(3,345,373)	$(465,688)

Basic and diluted net loss per share	$(1.12)	$(0.33)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	2,989,170	1,427,630

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the years ended June 30, 2011 and 2010

						Total
			Additional	Prepaid		Stockholders'
	Common Stock		Paid-in	Stock	Accumulated	Equity
	Shares	Amount	Capital	Compensation	Deficit	(Deficit)

Beginning balance at July 1, 2009	1,313,512	$1,313	$(656)	$-	$(8,170)	$(7,513)

Issuance of common stock in connection with acquisition of SMI	145,946	146	(73)	-	-	73
Issuance of common stock for cash	116,756	117	215,883	-	-	216,000
Net loss	-	-	-	-	(465,688)	(465,688)

Balance at June 30, 2010	1,576,214	1,576	215,154	-	(473,858)	(257,128)

Issuance of common stock for services	5,656,460	5,656	2,390,282	(368,000)	-	2,027,938
Conversion of notes payable into common stock	520,958	521	693,379	-	-	693,900
Surrender of common stock upon note receivable foreclosure	(119,924)	(120)	(35,857)	-	-	(35,977)
Reverse merger with Sugarmade-CA	436,692	437	(210,437)	-	-	(210,000)
Issuances of common stock and warrants for cash	2,185,600	2,186	2,729,814	-	-	2,732,000
Forgiveness of note payable and accrued interest due to shareholder	-	-	62,800	-	-	62,800
Share based compensation	-	-	99,737	-	-	99,737
Net loss	-	-	-	-	(3,345,373)	(3,345,373)

Balance at June 30, 2011	10,256,000	$10,256	$5,944,872	$(368,000)	$(3,819,231)	$1,767,897

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries
Consolidated Statements of Cash Flows
For the years ended June 30, 2011 and 2010

	2011	2010

Cash flows from operating activities:
Net loss	$(3,345,373)	$(465,688)
Adjustments to reconcile net loss to cash flows from operating activities:
Amortization of license and supply agreement	18,402	12,269
Share based compensation	99,737	-
Issuance of common stock for services	2,027,938	-
Interest income from note receivable from stockholder	(19,876)	(7,003)
Loss on forgiveness of note receivable	159,902	-
Provision for inventory obsolescence	32,634	-
Changes in operating assets and liabilities:
Accounts receivable	201	(8,282)
Inventory	21,989	(22,680)
Other assets	(3,994)	-
Accounts payable and accrued liabilities	44,757	90,800
Accrued interest	(7,176)	9,976
Accrued compensation and personnel related payables	38,013	7,245

Cash flows from operating activities	(932,846)	(383,363)

Cash flows from investing activities:
Additions to notes receivable from stockholder	-	(169,000)
Cash paid in connection with acquisition of Sugarmade, Inc.	-	(340,000)

Cash flows from investing activities	-	(509,000)

Cash flows from financing activities:
Proceeds from issuances of common stock and warrants	2,732,000	216,073
Reverse merger with Sugarmade-CA	(210,000)	-
Additions to convertible notes payable	138,000	465,000
Additions to convertible notes payable due to related parties	-	252,900
Repayments of convertible notes payable	(162,000)	-

Cash flows from financing activities	2,498,000	933,973

Change in cash during period	1,565,154	41,610

Cash, beginning of period	41,610	-

Cash, end of period	$1,606,764	$41,610

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$103,560	$50,373

Noncash investing and financing transactions:
Note receivable forgiven in exchange for common stock	$35,977	$-
Notes payable converted into shares of common stock	693,900	-
Forgiveness of note payable and accrued interest due to shareholder	62,800	-

Assets acquired and liabilities assumed in connection with acquisition of Sugarmade, Inc.:
Inventory	$-	$31,942
License and supply agreement with Sugar Cane Paper Co., Ltd.	-	368,058
Less: note payable	-	(60,000)

	$-	$340,000

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

1.

Summary of significant accounting policies

Nature of business

Sugarmade, Inc. (hereinafter referred to as “we” or “the/our Company”) is a publicly traded company incorporated in the state of Delaware.  Our previous legal name was Diversified Opportunities, Inc.  On May 9, 2011 we completed the remaining conditions and closed an Exchange Agreement dated April 23, 2011 (the “Exchange Agreement”) with Sugarmade, Inc., a California corporation (“Sugarmade-CA”) and certain shareholders of Sugarmade-CA (the “Sugarmade Acquisition”).  On June 24, 2011, we changed our legal name to Sugarmade, Inc. and on July 15, 2011 our ticker symbol changed and we began trading under the symbol “SGMD”.

On April 27, 2011, the Board of Directors of Sugarmade-CA declared a two-for-one stock dividend to the holders of its common stock, effective upon the successful completion of the Sugarmade acquisition.  All share amounts herein have been retroactively adjusted to reflect the effect of this stock dividend.

On October 26, 2009, Sugarmade-CA acquired all of the outstanding common stock of Sugarmade, Inc. (“SMI”) and during 2010 it began doing business as Sugarmade, Inc.  On February 1, 2011, Sugarmade-CA changed its legal name to Sugarmade, Inc. and dissolved the SMI legal entity.

Our Company is principally engaged in the business of marketing and distributing environmentally friendly non-tree-based paper products.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Principles of consolidation

The consolidated financial statements include the accounts of our Company and its wholly-owned subsidiaries, Sugarmade-CA and SMI.  All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

Our consolidated financial statements have been prepared assuming that we will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, we have incurred significant net losses through June 30, 2011.  This factor and others raise a substantial doubt about our ability to continue as a going concern.  We are dependent upon sufficient future profitable operations and/or additional sales of debt or equity securities in order to meet our operating cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to continue to fund the operations of our Company through June 30, 2012.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have taken significant steps to lessen this uncertainty including: 1) the completion of a financing described herein; and 2) the conversion of notes payable outstanding totaling $693,900 into common stock of our Company.  While we believe that these actions have provided the Company with necessary operating capital, there can be no assurance that we will not require future infusions of capital and that such financings will be available on acceptable terms, or at all.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs.  In the event that final acceptance of our product by the customer is uncertain, revenue is deferred

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

until all acceptance criteria have been met.  Cash received in connection with the sales of our products prior to their being recognized as revenue is recorded as deferred revenue.

Cash and cash equivalents

We consider all investments with a remaining maturity of three months or less at purchase to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.  At both June 30, 2011 and 2010, our Company had no cash equivalents.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is no insurance limit for deposits in noninterest bearing accounts).  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts.  We grant unsecured credit to our customers deemed credit worthy.  Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis.  At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our allowance for doubtful accounts will be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in a customer’s creditworthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  We had only insignificant amounts of accounts receivable and no allowance for doubtful accounts as of June 30, 2011 and 2010.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market.  We value inventories using the weighted average costing method.  We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value or our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.  We had valuation reserves against inventory of $15,321 at June 30, 2011 (none at June 30, 2010) for the entire remaining balance of inventory.  We recorded this provision as of March 31, 2011 due to the repackaging design on all future products and our estimate at the time that remaining stock on hand was not saleable.

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Our management currently believes there is no impairment of our long-lived assets. There can be no assurance, however, that market conditions will not change or demand for our products under development will continue. Either of these could result in future impairment of long-lived assets.

Income taxes

We provide for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

Stock based compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We will estimate

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.  We will use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.

Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

The fair value accounting guidance defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset.  This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

•

Level 1:  Observable inputs such as quoted prices in active markets;

•

Level 2:  Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•

Level 3:  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Intangible assets

We have intangible assets are related to the exclusive license and supply agreement with Sugar Cane Paper Company.  The Company recorded the exclusivity agreement at fair value.  The exclusivity agreement will be amortized on a straight line basis over the life of the agreement, or twenty years.  Amortization expense recorded for the years ended June 30, 2011 and 2010 was $18,402 and $12,269, respectively.

Advertising

To the extent present in the future, we will expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently issued and adopted accounting pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In June 2009, the FASB issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  The new guidance was effective for our Company beginning January 1, 2010 and had no material impact on our consolidated financial statements.

In October 2009, the FASB issued new accounting guidance for revenue recognition with multiple deliverables. The new guidance affects the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. Additionally, the guidance modifies the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of revenue recognition in accounting for multiple deliverable arrangements. Our Company adopted the new guidance effective January 1, 2010 and it had no material impact on our consolidated financial statements.

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3.  This A portion of this guidance (excepting disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements) is was effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements are were effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is encouraged. The revised guidance was adopted as of January 1, 2010 and did not have a material impact our consolidated financial statements.

2.

Acquisition of Sugarmade-CA and related financing activities

On April 23, 2011, we entered into an exchange agreement (the “Exchange Agreement”) with Sugarmade-CA. Under the terms of the Exchange Agreement, we acquired all of the outstanding stock of Sugarmade-CA (the "Exchange"). Upon the closing of the Exchange on May 9, 2011, Sugarmade-CA became a wholly-owned subsidiary.

Under the terms of the Exchange Agreement, Sugarmade-CA’s shareholders exchanged all of their shares of stock on a one-for-one basis for an aggregate of 8,864,108shares of our common stock.  In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, our previous three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for the Company’s payment of $210,000, the issuance of 200,000 warrants to purchase our common stock at $1.25 per share, and certain registration rights.

At the closing of the Exchange, our Company had no operations and was a “shell” company.  Accordingly, the transaction was accounted as a reverse-merger and our financial statements reflect the financial position and operations of Sugarmade-CA for all periods presented as if it was the acquiring entity in the Exchange.

3.

Acquisition of Sugarmade, Inc.

On October 26, 2009, Sugarmade-CA acquired all of the outstanding common stock of SMI in exchange for: 1) cash totaling $340,000; 2) a note payable totaling $60,000; and 3) 10% of the then outstanding common stock of our Company or 72,973 shares (with a nominal value at the date of acquisition of $.001 per share).  Additionally, we are required to pay up to two additional earn-out payments of $200,000 to the seller of SMI: 1) if net income equals or exceeds $10 million in 2011; and/or 2) if net income exceeds $11 million in 2012.

In addition to minimal amounts of saleable inventory, SMI also had an exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”) located in the People’s Republic of China.  SCPC is a manufacturer and a holder of intellectual property in the area of paper from non-wood sources.  Under the LSA (as subsequently amended), we obtained the exclusive right (as defined) to market, distribute and manufacture SCPC’s proprietary products in Europe, North and South America and in other designated territories in the world.  We also obtained the rights to the Sugarmade brand name and trademarks and other provisions of the agreement with SCPC also inure to the benefit of our Company.

We accounted for the acquisition of SMI under the purchase method with the consideration of cash of $340,000 and a note payable of $60,000 for total consideration of $400,000 (the 72,973 shares issued at the time of the transaction had only a nominal fair value) allocated to: 1) the fair value of inventory of $31,942; and 2) the fair value of the LSA of $368,058.  We are amortizing the cost of the LSA over its twenty-year term and it is included in the accompanying balance sheet at its cost (net of accumulated amortization) at June 30, 2011 of $337,391 ($356,640 at June 30, 2010).  Amortization charged to operations in the years ended June 30, 2011 and 2010 totaled $19,249 and $11,418, respectively and future amortization of the LSA (barring future impairments) will be

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

approximately $18,400 per year through its term.  When accounting for the acquisition of SMI, we did not record the value of any future contingent earn-out payments as a liability nor as an increase to the value of the SMI assets acquired as we deemed that the likelihood of our Company’s attaining the required levels of profitability that would require such future payments was negligible.

We also entered into an agreement with SCPC to provide a line of credit (“LOC”) for future purchases of product from SCPC.  Advances under the LOC will require that we possess valid purchase orders from non-related customers and repayments will be due thirty days after we receive payments from our customers for the related products financed.  Total borrowings under the agreement are subject to an initial limitation of $2 million with further increases tied to our Company’s sales performance.  The maximum borrowings under the LOC are currently limited to $20 million.  We have had no borrowings outstanding under the LOC through June 30, 2011.

On February 17, 2011, SCPC forgave all amounts including accrued interest outstanding under the note payable due to them totaling $62,800.  We accounted for the forgiveness as a capital contribution.

4.

Note receivable and amounts due from shareholder

On February 1, 2010, we advanced cash totaling $163,000 to a shareholder of our Company under a note receivable bearing interest at the rate of 14% per annum.  The note was scheduled to mature on December 31, 2012 and was secured by 119,924 shares of our Company’s common stock held by the shareholder.  Accrued interest due from the shareholder in connection with the notes totaled $26,879 through June 30, 2011($7,003at June 30, 2010).   Additionally, we advanced other amounts to the shareholder and to employees totaling $6,000 at June 30, 2010.  On April 30, 2011, with the shareholder unable to repay the balance of the note and with his concurrence, we foreclosed on all principal and accrued interest owed to our Company, taking back the shares of our common stock we held as security for all borrowings.  The cancellation of the borrower’s stock held as security for his borrowings resulted in a reduction of the note receivable balance and stockholders’ equity totaling $35,977.  The remaining balance of borrowings outstanding and the related accrued interest due to our Company were fully reserved, resulting in a charge of $159,902recorded in the quarter ended June 30, 2011.

5.

Notes payable due to shareholder

Notes payable to shareholders consisted of note payable issued in connection with the purchase of SMI to its former owner described previously.  Accrued interest of $1,600 in connection with the note was outstanding at June 30, 2010.  Interest expense in connection with the note payable totaled $1,200 and $1,600 for the years ended June 30, 2011 and 2010, respectively, and is included with interest expense to related parties in the accompanying statements of operations.

6.

Convertible notes payable and accrued interest

Convertible notes payable and accrued interest consisted of the following at June 30, 2010:

	Notes Payable	Accrued Interest

Notes payable to related parties, unsecured, interest accrues at the rate of 14% per annum with accrued interest payable monthly, bonus interest of up to 8.78% of earnings before interest, depreciation, taxes and amortization (as defined), all amounts due and payable December 31, 2015 (unless demanded beforehand by note holder on or after December 31, 2012), convertible into shares of our Company’s common stock after December 31, 2012 at the rate of $1.35 per share	$252,900	$2,951
Notes payable, unsecured, interest accrues at the rate of 14% per annum with accrued interest payable monthly, bonus interest of up to 18% of earnings before interest, depreciation, taxes and amortization (as defined), all amounts due and payable December 31, 2015 (unless demanded beforehand by note holder on or after December 31, 2012), convertible into shares of our Company’s common stock after December 31, 2012 at the rate of $1.35 per share	465,000	5,425

	$717,900	$8,376

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

In October 2010 and January 2011, we issued Convertible Notes payable in the amount of $84,000 and $54,000, respectively.  The Notes are unsecured, interest accrues at the rate of 6% per annum, and all principal and interest amounts are due and payable in October 2013.  The Notes are convertible into shares of our Company’s common stock at the rate of $1.85 per share.

Interest expense in connection with all convertible notes payable outstanding totaled $89,700 and $56,862for the years ended June 30, 2011 and 2010, respectively.  On April 30, 2011, we issued 520,958 shares of Sugarmade-CA common stock upon the conversion by existing Sugarmade-CA note holders of notes payable with a principal balance outstanding totaling $693,600. There were no remaining outstanding balances under the convertible notes as of June 30, 2011.

7.

Stockholders’ equity

Issuance of common stock for services

In April 2011, we issued a total of 3,284,229 shares of common stock of Sugarmade-CA to its Chief Executive Officer and a member of its Board of Directors in exchange for nominal cash proceeds totaling $3,284.  We recorded a noncash charge to operations totaling $981,985in connection with the transaction, based on an estimated value of the shares issued of $0.30 per share, less the cash received in connection therewith.  During the year ended June 30, 2011, we also issued 2,372,231additional shares of common stock to ten individuals (including 200,000 shares to two members of our Board of Directors) as consideration for investor relations services or as compensation for service as a member of our Board of Directors.  We recorded a charge in connection with these stock grants totaling $1,042,669 ($60,000 recorded in connection with grants to members of our Board of Directors) based on their estimated value at the time of their respective issuances.  One of the stock grants vests evenly on a monthly basis over two years through May 2013.  The unvested portion of the vesting grant was deferred at the value of the grant and recorded as prepaid stock compensation (an offset amount to stockholders’ equity).  The grant will be charged to operations over the vesting period on each vesting date through May 2013.

Issuance of common stock and warrants for cash

From January 13, 2011 through the reverse merger, we entered into transactions to eventually issue a total of 1,730,400 shares of our common stock and two-year warrants to purchase up to 1,730,400 shares of our common stock in exchange for net cash proceeds totaling $2,083,000 (gross proceeds of $2,163,000, less commissions and related costs totaling $80,000).  Subsequent to the merger and through June 3, 2011, we issued additional units including a total of 455,200 shares and two-year warrants to purchase up to 455,200 shares of our common stock in exchange for gross and net cash proceeds totaling $569,000.  Also as mentioned previously, we issued warrants to purchase up to 200,000 shares of our common stock to three selling shareholders of DVOP in connection with the purchase of Sugarmade-CA

In May 2010, Sugarmade-CA issued 58,378 shares of common stock in exchange for net cash proceeds totaling $216,000.  In 2009, we issued 656,756 shares of common stock to our founding shareholders in exchange for nominal cash proceeds totaling $657.

Stock options

On April 27, 2011, the Company’s Board of Directors approved the adoption of the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”) and reserved 1,500,000 shares of common stock for issuance under the 2011 Plan.  The 2011 Plan provides for the issuance of both non-qualified stock options and incentive stock options (“ISOs”), and permitted grants to employees, non-employee directors and consultants of the Company.   Generally, stock option grants under this plan will vest over a period of three years and have a term not to exceed 10 years, although the Plan Administrator has the discretion to issue option grants with varying terms and vesting periods.

Through June 30, 2011, we have granted and outstanding a total of 920,000 incentive and nonqualified stock options granted under the Plan, all of which were issued during the last quarter of our fiscal year and 80% of which we have estimated will eventually vest.  All of the options with the exception of 30,000 shares have terms of 10 years with expiration dates of April 27, 2021.  The option grant for 30,000 shares has a term of 5 years with an expiration date of April 27, 2016.  The options vest on various terms with a maximum vesting term of four years. During the year ended June 30, 2011, we recognized stock based compensation expense totaling $48,274 related to stock options.

Consulting and advisory warrants

During the year ended June 30, 2011, our Company issued warrants to purchase up to a total of 809,000 shares of our common stock to individuals providing consulting and advisory services.  In determining the amount to account for as stock based compensation related to these warrants, we have assumed that 80% all of the outstanding warrants at June 30, 2011 will eventually vest.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

Outstanding warrants from all sources have terms ranging from two to five years with certain of the warrants carrying registration rights.  During the year ended June 30, 2011, we recognized stock based compensation expense totaling $51,463 related to warrants.

The number of shares of common stock subject to exercise and the exercise price of all options and warrants outstanding at June 30, 2011 is as follows:

Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
2,805,600	$1.45	2,805,600	4th Qtr, 2013
200,000	1.25	200,000	4th Qtr, 2014
30,000	1.25	30,000	4th Qtr, 2016
1,079,000	1.25	339,305	4th Qtr, 2021
4,114,600		3,374,905

Stock based compensation

Results of operations for the year ended June 30, 2011 include stock based compensation costs totaling $99,737 charged to selling, general and administrative expenses.  For purposes of accounting for stock based compensation, the fair value of each option and warrant award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were utilized for the calculations during the year ended June 30, 2011:

Expected life (in years)

years

Weighted average volatility

91.4%

Forfeiture rate

20%

Risk-free interest rate

2.21%

Expected dividend rate

0%

The weighted average expected option and warrant term for director and employee stock options granted reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107). The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all options. We utilized this approach as our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term. Expected volatilities are based on the historical volatility of our stock. We estimated the forfeiture rate based on our expectation for future forfeitures and we currently expect substantially all options and warrants to vest. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant. We have never declared or paid dividends and have no plans to do so in the foreseeable future.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

As of June 30, 2011, $139,949of total unrecognized compensation cost related to unvested stock based compensation arrangements is expected to be recognized over a weighted-average period of 14.5months.  The following is required disclosure in connection with stock options and warrants (which resulted in share based compensation charges) as of June 30, 2011: 1) weighted average exercise price - $1.25; 2) weighted average remaining contractual term vested and outstanding options–56.1 and 82.7months, respectively; 3) aggregate intrinsic value of outstanding and exercisable options and warrants - $9,936,751 and $5,683,507, respectively; 4) weighted average grant date fair value of options and warrants granted $0.14 per share; and 5) weighted average fair value of options and warrants vested - $0.10.

The exercise prices for options and warrants granted and outstanding (which resulted in stock based compensation charges) was as follows at September 30, 2010:

Exercise Price	Number of Options or Warrants
$1.25	1,709,000
1.50	20,000
1,729,000

A summary of the status of our non-vested options and warrants as of June 30, 2011, and changes during the year then ended is as follows:

Shares
Non-vested outstanding, beginning	-
Granted	1,729,000
Vested	(989,305)
Non-vested outstanding, ending	739,695

Common Shares Reserved for Future Issuance

The following table summarizes shares of our common stock reserved for future issuance at June 30, 2011:

Stock options outstanding	920,000
Stock options available for future grant under the 2011 Plan	580,000
Warrants	3,194,600

Total common shares reserved for future issuance	4,694,600

8.

Income taxes

Our provisions for income taxes for the years ended June 30, 2011 and 2010, respectively, were as follows (using our blended effective Federal and State income tax rate of 40.3%):

	2011	2010

Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(3,100,000)	$(460,000)
Change in valuation allowance	3,100,000	460,000
Total deferred tax provision	$-	$-

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

We had deferred income tax assets as of June 30, 2011 and 2010, respectively, as follows:

	2011	2010

Loss carryforwards	$1,440,000	$190,000
Less - valuation allowance	(1,440,000)	(190,000)
Total net deferred tax assets	$-	$-

As of June 30, 2011, we had net operating loss carryforwards for income tax reporting purposes of approximately $3,100,000 for federal and California state income tax that may be offset against future taxable income.  The net operating loss carryforwards begin to expire in 2024 but because current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs, we estimate that our reverse merger in combination with other equity transactions will cause our net operating loss carryforwards to be severely or nearly entirely eliminated.  Accordingly, the potential tax benefits of the loss carryforwards for financial reporting purposes are offset entirely by a valuation allowance of an equivalent amount.  The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	2011	2010
Federal statutory rate	34.0%	34.0%
State tax, net of federal benefits	6.3%	6.3%
Less valuation allowance	(40.3%)	(40.3%)
Effective income tax rate	- %	- %

We performed an analysis of our previous tax filings and determined that there were no positions taken that we consider uncertain and therefore, there were no unrecognized tax benefits as of June 30, 2011.  Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.  We estimate that the unrecognized tax benefit will not change within the next twelve months.  We will classify income tax penalties and interest, if any, as part of interest and other expenses in our statements of operations (we have incurred no interest or penalties through June 30, 2011).  Our wholly owned subsidiary Sugarmade-CA has a tax year-end ending December 31st.  We have open tax years for federal and state income tax returns from 2008through 2011.  Due to our significant net operating loss carryforwards, even if certain of our tax positions were disallowed, we do not believe we will be liable for the payment of taxes in the near future.  Consequently, we did not calculate the impact of interest or penalties on amounts that might be disallowed.

9.

Commitments and contingencies

Our Company entered into a lease agreement for its office facilities with a term beginning on February 1, 2011 and extending through April 2014.  Future annual lease amounts due under our lease agreement for our fiscal years ended June 30 total: $51,972- 2012; $59,258- 2013and $45,497- 2014.

10.

Subsequent events

In preparing these financial statements, our Company has evaluated events and transactions for potential recognition or disclosure through September 25, 2011, the date the financial statements were available to be issued.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2011 (Unaudited)	June 30, 2011

Assets
Current assets:
Cash and cash equivalents	$942,173	$1,606,764
Accounts receivable	-	8,081
Inventory, net of reserves for obsolescence of $15,321 at June 30, 2011	62,782	-
Other current assets	167,143	-

Total current assets	1,172,098	1,614,845

Equipment, net	4,988	-
License and supply agreement with Sugar Cane Paper Co., Ltd., net of
accumulated amortization of $35,271 ($30,671 at June 30, 2011)	332,786	337,386
Other assets	3,994	3,994

	$1,513,866	$1,956,225

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities, including amounts due to related
parties of $15,335 ($7,668 at June 30, 2011)	$115,811	$143,070
Accrued compensation and personnel related payables	60,383	45,258

Total current liabilities	176,194	188,328

Commitments and contingencies

Stockholders’ equity:
Preferred stock ($.001 par value, 10,000,000 shares authorized, none issued
and outstanding)	-	-
Common stock (no par value, 300,000,000 shares authorized, 10,256,000 shares issued
and outstanding at September 30, 2011 (10,256,000 at June 30, 2011))	10,256	10,256
Additional paid-in capital	6,257,472	5,944,872
Prepaid stock compensation	(320,000)	(368,000)
Accumulated deficit	(4,610,056)	(3,819,231)

Total stockholders' equity	1,337,672	1,767,897

	$1,513,866	$1,956,225
The accompanying notes are an integral part of these condensed consolidated financial statements.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the three months ended September 30, 2011 and 2010

	2011	2010

Sales revenues	$26,546	$24,783

Cost of goods sold:
Materials and freight costs	-	24,608
Provision for inventory obsolescence	-	17,643

	-	42,251

Gross margin	26,546	(17,468)

Operating expenses:
Selling, general and administrative expenses	813,463	61,820
Amortization of license and supply agreement	4,600	4,600

Total operating expenses	818,063	66,420

Loss from operations	(791,517)	(83,888)

Nonoperating income (expense):
Interest expense:
Related parties	-	(10,569)
Other	-	(16,275)

	-	(26,844)

Interest income:
Interest income from shareholder note receivable	-	5,711
Other	692	-

	692	(21,133)

Net loss	$(790,825)	$(105,021)

Basic and diluted net loss per share	$(0.08)	$(0.07)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	10,256,000	1,576,214

The accompanying notes are an integral part of these condensed consolidated financial statements.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the three months ended September 30, 2011 and 2010

	2011	2010

Sales revenues	$26,546	$24,783

Cost of goods sold:
Materials and freight costs	-	24,608
Provision for inventory obsolescence	-	17,643

	-	42,251

Gross margin	26,546	(17,468)

Operating expenses:
Selling, general and administrative expenses	813,463	61,820
Amortization of license and supply agreement	4,600	4,600

Total operating expenses	818,063	66,420

Loss from operations	(791,517)	(83,888)

Nonoperating income (expense):
Interest expense:
Related parties	-	(10,569)
Other	-	(16,275)

	-	(26,844)

Interest income:
Interest income from shareholder note receivable	-	5,711
Other	692	-

	692	(21,133)

Net loss	$(790,825)	$(105,021)

Basic and diluted net loss per share	$(0.08)	$(0.07)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	10,256,000	1,576,214

The accompanying notes are an integral part of these condensed consolidated financial statements.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.) and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
For the three months ended September 30, 2011 and 2010

	2011	2010

Cash flows from operating activities:
Net loss	$(790,825)	$(105,021)
Adjustments to reconcile net loss to cash flows from operating activities:
Amortization of license and supply agreement	4,600	4,600
Depreciation expense	143	-
Share based compensation	59,600	-
Issuance of common stock for services	301,000	-
Interest income from note receivable from stockholder	-	(5,711)
Changes in operating assets and liabilities:
Accounts receivable	8,081	6,032
Inventory	(62,782)	43,290
Other assets	(167,143)	(909)
Accounts payable and accrued liabilities	(27,259)	(4,653)
Accrued interest	-	8,976
Accrued compensation and personnel related payables	15,125	12,253

Cash flows from operating activities	(659,460)	(41,143)

Cash flows from investing activities:
Additions to property and equipment	(5,131)	-

Change in cash during period	(664,591)	(41,143)

Cash, beginning of period	1,606,764	41,610

Cash, end of period	$942,173	$467

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$17,868

The accompanying notes are an integral part of these condensed consolidated financial statements.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

1.

Summary of significant accounting policies

Nature of business

Sugarmade, Inc. (hereinafter referred to as “we” or “the/our Company”) is a publicly traded company incorporated in the state of Delaware.  Our previous legal name was Diversified Opportunities, Inc.  On May 9, 2011 we completed the remaining conditions and closed an Exchange Agreement dated April 23, 2011 (the “Exchange Agreement”) with Sugarmade, Inc., a California corporation (“Sugarmade-CA”) and certain shareholders of Sugarmade-CA (the “Sugarmade Acquisition”).  On June 24, 2011, we changed our legal name to Sugarmade, Inc. and on July 15, 2011 our ticker symbol changed and we began trading under the symbol “SGMD”.

On April 27, 2011, the Board of Directors of Sugarmade-CA declared a two-for-one stock dividend to the holders of its common stock, effective upon the successful completion of the Sugarmade acquisition.  All share amounts herein have been retroactively adjusted to reflect the effect of this stock dividend.

On October 26, 2009, Sugarmade-CA acquired all of the outstanding common stock of Sugarmade, Inc. (“SMI”) and during 2010 it began doing business as Sugarmade, Inc.  On February 1, 2011, Sugarmade-CA changed its legal name to Sugarmade, Inc. and dissolved the SMI legal entity.

Our Company is principally engaged in the business of selling and distributing environmentally friendly non-tree-based paper products.

Basis of presentation

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the full year.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2011, which contains the audited financial statements and notes thereto, together with the Management’s Discussion  and Analysis of Financial Condition and Results of Operation, for the period ended June 30, 2011. The interim results for the period ended September 30, 2011 are not necessarily indicative of results for the full fiscal year.

Principles of consolidation

The condensed consolidated unaudited financial statements include the accounts of our Company and its wholly-owned subsidiaries, Sugarmade-CA and SMI.  All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

Our condensed consolidated financial statements have been prepared assuming that we will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, we have incurred significant net losses through September 30, 2011.  This factor and others raise a substantial doubt about our ability to continue as a going concern.  We are dependent upon achieving sufficient future profitable operations and/or procuring additional sales of debt or equity securities in order to meet our operating cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to continue to fund the operations of our Company through June 30, 2012.  These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs.  In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.  Cash deposits received in connection with the sales of our products prior to their being delivered is recorded as deferred revenue.  During fiscal 2011, the Company changed the product packaging of its copy and printing paper, rendering the then existing inventory as obsolete and resulting in the write-off of the remaining inventory as of March 31, 2011.  During the quarter ended September 30, 2011 the Company sold its remaining inventory as a one-time sale to a retailer specializing in the liquidation of excess inventory.  As a result for the three months ended September 30, 2011, the Company recognized revenue with no corresponding cost of goods sold.

Cash and cash equivalents

We consider all investments with a remaining maturity of three months or less at purchase to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.  At September 30, 2011, the company had $250,000 in certificates of Deposit and none at June 30, 2011.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is no insurance limit for deposits in noninterest bearing accounts).  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts.  We grant unsecured credit to our customers deemed credit worthy.  Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis.  At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our allowance for doubtful accounts will be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in a customer’s creditworthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  We had no accounts receivable at September 30, 2011 and only insignificant amounts of accounts receivable at June 30, 2011and no allowance for doubtful accounts as of September 30, 2011 and June 30, 2011.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market.  We value inventories using the weighted average costing method.  We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value or our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.  We had no valuation reserves against inventory of at September 30, 2011 and $15,321 at June 30, 2011 (for the entire remaining balance of inventory at June 30, 2011).

Equipment

Property and equipment is stated at cost, less accumulated depreciation.  Expenditures for maintenance and repairs are charged to expense as incurred. Items of property and equipment with costs greater than $1,500 are capitalized and depreciated on a straight-line basis over their estimated useful lives ranging from 3-5 years.

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Our management currently believes there is no impairment of our long-lived assets. There can be no assurance, however, that market conditions will not change or demand for our products under development will continue. Either of these could result in future impairment of long-lived assets.

Income taxes

We provide for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

Stock based compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We will estimate the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.  We will use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.

Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

The fair value accounting guidance defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset.  This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

•

Level 1:  Observable inputs such as quoted prices in active markets;

•

Level 2:  Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•

Level 3:  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Intangible assets

We have intangible assets related to the exclusive license and supply agreement with Sugar Cane Paper Company.  The Company recorded the exclusivity agreement at fair value.  The exclusivity agreement will be amortized on a straight line basis over the life of the agreement, or twenty years.  Amortization expense recorded for each of the three months ended September 30, 2011 and 2010 was $4,600.

Advertising

To the extent present in the future, we will expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently issued and adopted accounting pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3.  A portion of this guidance (excepting disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements) was effective for interim and annual reporting periods beginning after December 15, 2009.  Those disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements are were effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is encouraged. The revised guidance was adopted as of January 1, 2010 and did not have a material impact to our condensed consolidated financial statements.

2.

Acquisition of Sugarmade-CA and related financing activities

On April 23, 2011, we entered into an exchange agreement (the “Exchange Agreement”) with Sugarmade-CA. Under the terms of the Exchange Agreement, we acquired all of the outstanding stock of Sugarmade-CA (the "Exchange"). Upon the closing of the Exchange on May 9, 2011, Sugarmade-CA became a wholly-owned subsidiary.

Under the terms of the Exchange Agreement, Sugarmade-CA’s shareholders exchanged all of their shares of stock on a one-for-one basis for an aggregate of 8,864,108 shares of our common stock.  In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, our previous three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for the Company’s payment of $210,000, the issuance of 200,000 warrants to purchase our common stock at $1.25 per share, and certain registration rights.

Prior to the closing of the Exchange, our Company had no operations and was a “shell” company.  Accordingly, the transaction was accounted as a reverse-merger and our financial statements reflect the financial position and operations of Sugarmade-CA for all periods presented as if it was the acquiring entity in the Exchange.

3.

Stockholders’ equity

Issuance of common stock for services

In May 2011, we issued 500,000 shares of common stock to an individual as consideration for general consulting services.  We recorded a prepaid stock compensation in connection with this stock grant totaling $400,000 based on the estimated value of the underlying shares of stock at the time of issuance.  The grant vests evenly on a monthly basis over two years through May 2013.  The prepaid stock compensation from the grant is charged to operations over the vesting period on each vesting date through May 2013 at the fair market value of the vesting shares.  Prepaid stock compensation is amortized evenly over the vesting period of the grant with the difference being recorded as additional paid-in capital.  During the three months ended September 30, 2011, we recorded a noncash charge totaling $301,000 in connection with this stock issuance which is included in selling, general and administrative expense in the accompanying statement of operations.

Stock options

On April 27, 2011, the Company’s Board of Directors approved the adoption of the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”) and reserved 1,500,000 shares of common stock for issuance under the 2011 Plan.  The 2011 Plan provides for the issuance of both non-qualified stock options and incentive stock options (“ISOs”), and permitted grants to employees, non-employee directors and

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

consultants of the Company.   Generally, stock option grants under this plan will vest over a period of four years and have a term not to exceed 10 years, although the Plan Administrator has the discretion to issue option grants with varying terms and vesting periods.

Through September 30, 2011, we have a total of 920,000 incentive and nonqualified stock options granted and outstanding under the Plan. All of our outstanding options have terms of between five and ten years.  During the three months ended September 30, 2011, we recognized share based compensation expense totaling $6,784 related to stock options granted through that date.

Consulting and advisory warrants

During the three months ended September 30, 2011, our Company issued warrants to purchase up to a total of 12,500 shares of our common stock to an individual providing consulting and advisory services.  During the three months ended September 30, 2011, we recognized share based compensation expense totaling $52,816 related to all warrants granted through that date.

Other outstanding warrants

We have 2,185,600 outstanding warrants issued in connection with the sale of our common stock during the year ended June 30, 2011.

Outstanding warrants from all sources have terms ranging from two to five years with certain of the warrants carrying registration rights.  The number of shares of common stock subject to exercise and the exercise price of all options and warrants outstanding at September 30, 2011 is as follows:

Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
2,805,600	$1.45	2,805,600	4th Qtr, 2013
200,000	1.25	200,000	4th Qtr, 2014
12,500	2.00	12,500	1st Qtr, 2015
30,000	1.25	30,000	4th Qtr, 2016
1,079,000	1.25	406,430	4th Qtr, 2021
4,127,100		3,454,530

Stock based compensation

Results of operations for the three months ended September 30, 2011 include share based compensation costs totaling $59,600 charged to selling, general and administrative expenses.  For purposes of accounting for stock based compensation, the fair value of each option and warrant award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were utilized for the calculations during the three months ended September 30, 2011:

Expected life (in years)

3 years

Weighted average volatility

91.4%

Forfeiture rate

- %

Risk-free interest rate

0.38%

Expected dividend rate

- %

The weighted average expected option and warrant term for director and employee stock options granted reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107). The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all options. We utilized this approach as our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term. Expected volatilities are based on the historical volatility of our stock. We estimated the forfeiture rate based on our expectation for future forfeitures and we currently expect substantially all options and warrants to vest. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant. We have never declared or paid dividends and have no plans to do so in the foreseeable future.

As of September 30, 2011, $127,851 of total unrecognized compensation cost related to unvested stock based compensation arrangements is expected to be recognized over a weighted-average period of 11.94 months.  The following is required disclosure in connection with stock options and warrants (which resulted in share based compensation charges) as of September 30, 2011: 1) weighted average exercise price - $1.26; 2) weighted average remaining contractual term vested and outstanding options–56.8 and

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

79.3months, respectively; 3) aggregate intrinsic value of outstanding and exercisable options and warrants - $5,210,125 and $3,192,415, respectively; 4) weighted average grant date fair value of options and warrants granted $0.16 per share; and 5) weighted average fair value of options and warrants vested - $0.15.

The exercise prices for options and warrants granted and outstanding (which resulted in stock based compensation charges) was as follows at September 30, 2010:

Exercise Price	Number of Options or Warrants
$1.25	1,709,000
1.50	20,000
2.00	12,500
1,741,500

A summary of the status of our non-vested options and warrants as of September 30, 2011, and changes during the three months then ended is as follows:

Shares
Non-vested outstanding, June30, 2011	739,695
Granted	12,500
Vested	(79,625)
Non-vested outstanding, September 30, 2011	672,570

Common Shares Reserved for Future Issuance

The following table summarizes shares of our common stock reserved for future issuance at September 30, 2011:

Stock options outstanding	920,000
Stock options available for future grant under the 2011 Plan	580,000
Warrants	3,207,100

Total common shares reserved for future issuance	4,707,100

4.

Income taxes

Our provisions for income taxes for the three months ended September 30, 2011 and 2010, respectively, were as follows (using our blended effective Federal and State income tax rate of 40.3%):

	2011	2010

Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(730,000)	$(100,000)
Change in valuation allowance	730,000	100,000
Total deferred tax provision	$-	$-

We had deferred income tax assets as of September 30, 2011 as follows:

Loss carryforwards	$1,600,000
Less - valuation allowance	(1,600,000)
Total net deferred tax assets	$-

Sugarmade, Inc. (formerly Diversified Opportunities, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

As of September 30, 2011, we had net operating loss carryforwards for income tax reporting purposes of approximately $4,000,000 for federal and California state income tax that may be offset against future taxable income.  The net operating loss carryforwards begin to expire in 2024 but because current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  We estimate that our reverse merger in combination with other equity transactions will cause our net operating loss carryforwards to be severely or nearly entirely eliminated.  Accordingly, the potential tax benefits of the loss carryforwards for financial reporting purposes are offset entirely by a valuation allowance of an equivalent amount.  The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	2011	2010
Federal statutory rate	34.0%	34.0%
State tax, net of federal benefits	6.3%	6.3%
Less valuation allowance	(40.3%)	(40.3%)
Effective income tax rate	- %	- %

We performed an analysis of our previous tax filings and determined that there were no positions taken that we consider uncertain and therefore, there were no unrecognized tax benefits as of September 30, 2011.  Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.  We estimate that the unrecognized tax benefit will not change within the next twelve months.  We will classify income tax penalties and interest, if any, as part of interest and other expenses in our statements of operations (we have incurred no interest or penalties through September 30, 2011).  Our wholly owned subsidiary Sugarmade-CA has a tax year-end ending December 31st.  We have open tax years for federal and state income tax returns from 2008 through 2011.  Due to our significant net operating loss carryforwards, even if certain of our tax positions were disallowed, we do not believe we will be liable for the payment of taxes in the near future.  Consequently, we did not calculate the impact of interest or penalties on amounts that might be disallowed.

5.

Subsequent events

In preparing these financial statements, our Company has evaluated events and transactions for potential recognition or disclosure through November 14, 2011, the date the financial statements were issued.

_________ SHARES

OF

COMMON STOCK

Sugarmade, Inc.

______________

PROSPECTUS

________________

_________, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·	affecting an acquisition that might complicate or preclude the takeover.

The Delaware Corporations and Associations Act (“Delaware Corporate Law”), with certain exceptions, permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Delaware Corporate Law. The indemnification provided by Delaware Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$ 3,600
Accounting fees and expenses	10,000
Legal fees and expenses	15,000
TOTAL	$28,600

Item 14.   Recent Sales and Issuances of Unregistered Securities.

We plan to raise additional equity financing to finance future financing, investing and working capital needs.

Sales By Sugarmade-CA and its predecessors

In 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.)  issued 656,756 shares of common stock to our founding shareholders in exchange for nominal cash proceeds totaling $657.

In October 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.) issued 72,973 shares as part of the acquisition of all of the outstanding common stock of Sugarmade, Inc. (SMI).  In addition to the shares issued in connection with the acquisition of SMI, Sugarmade-CA also paid cash totaling $340,000 and issued a note payable totaling $60,000, which was subsequently forgiven in February 2011.

In May 2010, Sugarmade-CA issued 58,378 shares of common stock in exchange for net cash proceeds totaling $216,000.

From April 11, 2011 to April 22, 2011, Sugarmade-CA issued 252,070 shares of Sugarmade-CA common stock upon the conversion by existing Sugarmade-CA note holders of notes payable with a principal balance outstanding totaling $693,900.

On April 22, 2011, Sugarmade-CA issued 140,542 shares of common stock to three shareholders as consideration for investor relations services to our company.  Sugarmade-CA recorded a charge for $42,163 for this grant for the Fiscal year ended June 30, 2011.

On April 27, 2011, Sugarmade-CA issued 781,689 shares of common stock to five shareholders as consideration for consulting and investor relations services to our company.  We recorded a charge to operations of $234,507 for this grant for the Fiscal year ended June 30, 2011.

On April 27, 2011, we issued a total of 2,484,299 and 800,000 shares of common stock to Scott Lantz our Chief Executive Officer and Clifton Leung, a member of its Board of Directors, respectively, in exchange for nominal cash consideration.

On April 27, 2011, Sugarmade-CA issued options to purchase up to 920,000 shares of common stock of Sugarmade-CA to ten individuals with terms ranging from five to ten years and exercise prices per share of $1.25.

On April 27, 2011, Sugarmade-CA issued 200,000 shares of common stock to two members of our Board of Directors as compensation for additional services as members of our Board of Directors.  The issued shares are subject to repurchase options with 100,000 shares subject to a two year repurchase while the remaining 100,000 shares are subject to a three year repurchase option.

On April 27, 2011, Sugarmade-CA issued warrants to purchase up to 600,000 shares of common stock of Sugarmade-CA to three individuals with terms of two years at an exercise price of $1.25 per share.

From January 15, 2011 to May 6, 2011, Sugarmade-CA issued units including a total of 1,730,400 shares and two-year warrants to purchase up to 1,730,400 shares of common stock in exchange for net cash proceeds totaling $2,083,000 (gross proceeds of $2,163,000, less estimated related costs totaling $80,000).

On May 9, 2011, Sugarmade-CA issued 750,000 shares to three shareholders for consulting and investor relations services provide to the company.  For the Fiscal year ended June 30, 2011, the company recognized a charge totaling $600,000 for this grant.

Sales By The Company

On May 9, 2011, in connection the Sugarmade Acquisition, we issued: (i) 8,864,108 shares of our common stock to the shareholders of Sugarmade-CA; (ii) 2,330,400 warrants to purchase shares of our common stock to warrant holders of Sugarmade-CA; (iii) 920,000 options to purchase shares of our common stock to option holders of Sugarmade-CA; and (iv) 200,000 warrants to Kevin Russeth, our Chief Executive Officer, Steven Davis and Jonathan Shultz in connection with the Cancellation Agreement. The shares were issued in exchange for a like number of shares of common stock of Sugarmade-CA. The warrants issued to the warrantholders of Sugarmade-CA were issued in exchange for a like number of warrants to purchase common stock of Sugarmade CA. The options issued to the option holders of Sugarmade-CA were issued in exchange for a like number of options to purchase common stock of Sugarmade-CA. The 200,000 warrants were issued in partial consideration of the agreement to cancel 8,500,000 shares of the Company's outstanding common stock under the terms of the Cancellation Agreement.  The warrants issued to the former Sugarmade-CA warrant holders and to Messrs. Russeth, Davis and Shultz grant the holder the immediately vested right to purchase shares of our common stock at $1.25 per share for a period of three years. The options granted to the option holders of

Sugarmade-CA to purchase shares of our common stock have terms ranging from five to ten years with vesting periods of up to three years and exercise prices of $1.25 per share. We did not receive any cash consideration in connection with the Sugarmade Acquisition. The number of our shares issued to the shareholders of Sugarmade-CA was determined based on an arms-length negotiation.

On May 10, 2011, the Company issued 500,000 shares of common stock to an individual as consideration for consulting services related in a variety of areas including defining and communicating the Company message, identifying strategic growth areas, identifying potential merger or acquisition candidates, introductions to potential business development partners, introductions to potential capital partners and defining marketing and sales opportunities. The Company has the right to terminate the Agreement after 90 days, with 30 days notice and repurchase a portion of the stock issued. The Company loses the right to repurchase 20,000 shares for each month that the contract is not terminated.  As of June 30, 2011, we recorded a charge in connection with this stock grant totaling $106,000.  The unvested portion of the vesting grant was deferred at the value of the grant and recorded as prepaid stock compensation (an offset amount to stockholders’ equity).  The grant will be charged to operations over the vesting period on each vesting date through May 2013.

On May 27, 2011, the Company issued warrants to purchase 189,000 to non-executive officers and other employees.  The warrants have vesting date ranging from three months to three years and an exercise price of $1.25 per share of common stock.

Between May 9, 2011 and June 3, 2011, the Company agreed to issue a total of 455,200 shares of common stock at $1.25 per share, and two-year warrants to purchase up to 455,200 shares of common stock at $1.50 per share, to 8 accredited investors in exchange for gross proceeds totaling $569,000, pursuant to a subscription agreement, warrant and registration rights agreement with each investor.

Exemption From Registration

The securities referenced above were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering and/or Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, based upon the following: (a) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), (b) each of the other persons to whom securities were issued confirmed to us that it, he or she is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and, whether or not an “accredited investor,” each investor has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (c) there was no general solicitation or general advertising with respect to the offering of such securities, (d) each investor was provided with certain disclosure materials and all other information requested with respect to us, (e) each investor acknowledged that all securities being purchased were being purchased for investment and not for resale in connection with any distribution or public offering, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (f) the transfer of the securities was restricted by us in accordance with Rule 502(d).

Item 16.   Exhibits.

Exhibit No.	Description
2.1	Exchange Agreement, dated April 23, 2011, among the Company, Sugarmade-CA and the Sugarmade-CA Shareholders (1)
3.1	Certificate of Incorporation dated June 20, 2007 (2)
3.2	Amendment to Certificate of Incorporation dated January 14, 2008 (2)
3.3	Amendment to Certificate of Incorporation dated June 24, 2011 (4)
3.4	Amended and Restated By-Laws (2)
4.1	Form of Warrant issued to Sugarmade-CA warrant holders in connection with private placement. (3)
4.2	Form of Warrant issued to Sugarmade-CA consultants.(3)
4.3	Form of Warrant issued in connection with the Share Cancellation Agreement.(3)
4.4	Form of Convertible Note Issued to note holders of Sugarmade-CA.(3)
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP.
10.1	Share Cancellation Agreement, dated April 23, 2011, among the Company and three of its shareholders.(3)
10.2	Form of Subscription Agreement dated January 15, 2011 and May 6, 2011 among Sugarmade-CA and certain investors identified therein.(3)
10.3	Conversion Agreement dated April 11, 2011 to April 22, 2011 among Sugarmade-CA and certain note holders of Sugarmade-CA identified therein.(3)
10.4	Registration Rights Agreement dated May 9, 2011 among the Company, Sugarmade-CA and the shareholders identified therein.(3)
10.5	Purchase Agreement dated October 26, 2009 between Sugarmade CA and Sugarmade Inc.
10.6	License and Supply Agreement dated January 1, 2011 between The Sugar Cane Paper Co. Ltd and Sugarmade-CA.(3)
10.7	Lease Agreement dated January 10, 2011 between Sugarmade-CA and Michael Frangis with respect to the premises located at 2280 Lincoln Avenue, Suite 200, San Jose CA 95125.
10.8	Consulting Agreement dated February 1, 2011 between Sugarmade-CA and Joseph Abrams with respect to strategic advisory services.(3)
10.9	Diversified Opportunities, Inc. 2011 Stock Option/Stock Issuance Plan.(3)

21.1	List of subsidiaries.
23.1	Consent of Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on April 27, 2011.
(2)	Incorporated herein by reference to the registrant's Form 10 filed on March 14, 2008.
(3)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on May 13, 2011.
(4)	Incorporated herein by reference to the registrant's Form 10-K filed on September 28, 2011.

Item 17.   Undertakings.

(a) The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of San Jose, State of California on December 28, 2011.

Sugarmade, Inc., a Delaware corporation

By: /s/ SCOTT LANTZ

  Scott Lantz, Chairman, Chief Executive Officer and Chief Financial Officer (principal accounting officer)

Dated:  December 28, 2011

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Sugarmade, Inc. hereby severally constitute and appoint Scott Lantz, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the followings persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ CLIFTON KUOK WAI LEUNG Clifton Kuok Wai Leung	Director	December 28, 2011
/s/ C. JAMES JENSEN Mark Sandson	Director	December 28, 2011
/s/ SANDY SALZBERG Sandy Salzberg	Director	December 28, 2011
/s/ ED ROFFMAN Ed Roffman	Director	December 28, 2011
/s/ SCOTT LANTZ Scott Lantz	Director	December 28, 2011

Footnotes

1 Source: Jim Motavalli, “The Paper Chase” April 30, 2004  (http://www.emagazine.com/archive/1735)

2 Source: Motavalli, “The Paper Chase”

3 Source: Jeremy Briggs, “Can Hemp replace trees as a major source for paper?,” Hemphasis, Fall 2004

4 Source: Magness et al, 1971 “Food and Feed Crops of the United States”, Bul 828 NJ Agr Ext St.

5 Source: Phoebe Hall, “Words on Paper: Tree Free or Recycled?” May 11 2005 (www.emagizine.com)

6 Source: Motavalli, “The Paper Chase”

7 Source: S. Kinsella et al, “The State of the Paper Industry”, 2007, Pg 17.

8 Source: Briggs, “Can Hemp replace trees as a major source for paper?

9 Source: “Paper Listening Study – Question 64” (http://www.conservatree.org/paperlisteningstudy/Forests/question64.html)

10 Source: Motavalli, “The Paper Chase”

11 Source: Motavalli, “The Paper Chase”

12 Dan Shaply, “15 Facts about the Paper Industry…” (http://www.thedailygreen.com/environmental-news/latest/7447)

13 Environmental Paper Network Paper Calculator. (http://www.papercalculator.org)